                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 18, 1998
                                                          ---------------

                       INVESTORS FINANCIAL SERVICES CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                      0-26996                04-3279817
          ------------                  -----------            --------------
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

     200 Clarendon Street, Boston, MA                                 02116
  -------------------------------------------                       ----------
     (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number including area code:     (617) 330-6700
                                                   ----------------------

                           No change since last report
             ------------------------------------------------------
             (Former name or address, if changed since last report)

Item 5.  Other Events.

         As previously reported, on May 29, 1998 the Company completed the acquisition of AMT Capital Services, Inc. and AMT Capital Advisers, Inc. (the "Acquisition"). The Acquisition was accounted for using the pooling-of-interests accounting method. Accordingly, the Company has restated its Consolidated Financial Statements, including the consolidated balance sheets as of December 31, 1996 and 1997 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended October 31, 1995, for the two-month period ended December 31, 1995 and for the years ended December 31, 1996 and December 31, 1997 and the related Management's Discussion and Analysis of Financial Condition and Results of Operations. Set forth below is the Management's Discussion and Analysis of Financial Condition and Results of Operations for the period ending December 31, 1997. The Company's Restated Consolidated Financial Statements are set forth in Item 7 of this Report.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

         The following discussion and analysis of the financial condition and results of operations of the Company should be read in conjunction with the Company's Consolidated Financial Statements and related notes, which are included elsewhere in this Report. The Company, through its wholly owned subsidiaries, Investors Bank & Trust Company and Investors Capital Services, Inc., provides global custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending, mutual fund administration and investment advisory services to a variety of financial asset managers, including 53 mutual fund complexes, investment advisors, banks and insurance companies. The Company provides financial asset administration services for assets that totaled approximately $139 billion at December 31, 1997, including approximately $9 billion of assets based outside the United States. The Company also engages in private banking transactions, including secured lending and deposit accounts.

         The Bank acts as investment advisor to the Merrimac Master Portfolio and the Merrimac Funds, master-feeder investment companies (the "Funds"). Currently, the Funds have two operating master funds, the Merrimac Cash Portfolio and the Merrimac Treasury Portfolio, and three operating feeder funds, the Merrimac Cash Fund, the Merrimac Global Cash Fund, and the Merrimac Treasury Fund, with assets totaling over $1.4 billion at December 31, 1997. The Company has engaged The Bank of New York to act as sub-advisor to manage the investments of the Merrimac Cash Portfolio and has engaged Aeltus Investment Management, Inc. to act as sub-advisor to manage the investments of the Merrimac Treasury Portfolio. In addition to acting as advisor to the Funds, the Bank has entered into agreements to provide custody, fund accounting, administration, transfer agency and certain other related services to the Funds. The Merrimac feeder funds offer shares only to institutions and other "accredited investors" (as that term is defined in Rule 501(a) under the Securities Act of 1933) and invest all of their assets in the Merrimac master funds. The Funds may add additional feeder funds and/or master funds in the future.

         On January 31, 1997, the Company completed the issuance and sale of $25,000,000 in 9.77% Capital Securities. The Capital Securities were issued by Investors Capital Trust I, a Delaware statutory business trust sponsored by the Company. The capital raised in the offering, along with existing capital and earnings generated in the future, will be used to support the Company's balance sheet growth. The Capital Securities qualify as Tier I capital under the capital guidelines of the Federal Reserve. Under current Federal Reserve guidelines, no more than 25% of the Company's Tier I capital may comprise Capital Securities and other capital securities and cumulative preferred stock of the Company. In September 1997 the Company completed an exchange offer pursuant to which all outstanding capital securities were exchanged for substantially identical capital securities registered under the Securities Act of 1933.

         The Company's current largest client, Eaton Vance, accounted for 14%, 11%, 10%, and 10% of the Company's net operating revenues for the year ended October 31, 1995, for the Transition Period, and for the years ended December 31, 1996 and 1997, respectively. The Company believes its relationship with Eaton Vance is good and expects it to continue. The Company's agreements with mutual funds managed by Eaton Vance, pursuant to which the Company provides custody and fund accounting services, extend through August 2000 and continue thereafter until terminated by either party upon sixty days prior notice. If a majority of noninterested trustees of a fund determines that the performance of the Company under any such agreement has been unsatisfactory or adverse to the interests of the fund's shareholders, or that the terms of the agreement are no longer consistent with publicly available industry standards, the Company shall have 60 days after receipt of written notice to such effect to (i) correct its performance or (ii) renegotiate such terms. If such corrective action or renegotiation is not satisfactory to such trustees, such agreement may be terminated on sixty days prior notice. There have been no requests for corrective action or renegotiation to date pursuant to these contract clauses.

         The Company derives its revenues from financial asset administration services and private banking transactions. Although interest income and noninterest income are reported separately for financial statement presentation purposes, the

Company's clients view the pricing of the Company's asset administration and banking service offerings on a bundled basis. In establishing a fee structure for a specific client, management analyzes the expected revenue and related expenses, as opposed to separately analyzing fee income and interest income and related expenses for each from such relationship. Accordingly, management believes net operating revenue (net interest income plus noninterest income) and net income are the most meaningful measures of financial results. Revenue generated from asset administration and other fees and interest income increased 41% from $77,131,000 for the year ended December 31, 1996 to $108,811,000 for the year ended December 31, 1997.

         Noninterest income consists primarily of fees for financial asset administration and is principally derived from custody, multicurrency accounting, transfer agency and administration services for financial asset managers and the assets they control. The Company's clients pay fees based on the volume of assets under custody, the number of securities held and portfolio transactions, income collected and whether other value-added services such as foreign exchange, securities lending and performance measurement are needed. Asset-based fees are usually charged on a sliding scale. As such, when the assets in a portfolio under custody grow as a result of changes in market values or cash inflows, the Company's fees may be a smaller percentage of those assets. Fees for individually managed accounts, such as custodial, trust and portfolio accounting services for individuals, investment advisors, private trustees, financial planners, other banks and fiduciaries, and other institutions are also included in noninterest income.

         Net interest income represents the difference between income generated from interest-earning assets and expense on interest-bearing liabilities. Interest-bearing liabilities are generated by the Company's clients who, in the course of their financial asset management, generate cash balances which they deposit on a short-term basis with the Company. The Company invests these cash balances and remits a portion of the earnings on these investments to its clients. The Company's share of earnings from these investments is viewed as part of the total package of compensation paid to the Company from its clients for performing asset administration services.

Certain Factors That May Affect Future Results

         From time to time, information provided by the Company, statements made by its employees or information included in its filings with the Securities and Exchange Commission (including this Form 8-K) may contain statements which are not historical facts, so-called "forward-looking statements," which involve risks and uncertainties. Forward looking statements in this 8-K include certain statements regarding capital ratios and liquidity. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Factors that may cause such differences include, but are not limited to, the factors discussed below. Each of these factors, and others, are discussed from time to time in the Company's filings with the Securities and Exchange Commission.

         The Company's future results may be subject to substantial risks and uncertainties. Because certain fees charged by the Company for its services are based on the market values of assets processed, such fees and the Company's quarterly and annual operating results are sensitive to changes in interest rates, declines in stock market values, and investors seeking alternatives to the investment offerings of the Company's clients. Also, the Company's interest-related services, along with the market value of the Company's investments, may be adversely affected by rapid changes in interest rates. In addition, many of the Company's client engagements are, and in the future are likely to continue to be, terminable upon 60 days notice.

         The Company relies on certain intellectual property protections to preserve its intellectual property rights. Any invalidation of the Company's intellectual property rights or lengthy and expensive defense of those rights could have a material adverse effect on the Company. In addition the Year 2000 Issue discussed below may affect the Company's operations. The segment of the financial services industry in which the Company is engaged is extremely competitive. Certain current and potential competitors of the Company are more established and benefit from greater market recognition and have substantially greater financial, development and marketing resources than the Company.

         The Company's quarterly and annual operating results are affected by a wide variety of factors that could materially adversely affect revenues and profitability, including: the timing of the commencement or termination of client engagements, the rate of net inflows and outflows of investor funds in the debt and equity-based investment vehicles offered by the Company's clients, the introduction and market acceptance of new services by the Company and changes or anticipated changes in economic conditions. Because the Company's operating expenses are relatively fixed, any unanticipated shortfall in revenues in a specified period may have an adverse impact on the Company's results of operations for that period. As a result of the foregoing and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis which could materially and adversely affect its business, financial condition, operating results and stock price.

Impact of the Year 2000 Issue

         The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

         In late 1997 the Company, with the assistance of an outside consultant, completed a detailed assessment of the Company's Year 2000 compliance status. As part of the assessment process, the Company also developed project plans for application renovation and testing. Based on this assessment, the Company determined that it will be required to modify or upgrade portions of its software so that its computer systems will properly utilize dates beyond December 31, 1999. The Company presently believes that with modifications to, or upgrades of, existing software, the Year 2000 Issue can be mitigated. However, if such modifications and upgrades are not made, or are not completed in a timely manner, the Year 2000 Issue could have a material impact on the operations of the Company.

         The Company has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their own Year 2000 Issue. The Company's total Year 2000 project cost and estimates to complete include the estimated costs and time associated with the impact of a third party's Year 2000 Issue, and are based on presently available information. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company.

         The Company will utilize both internal and external resources to modify or upgrade existing software and to test such software for Year 2000 compliance. The Company plans to complete the Year 2000 project, including all testing, by December 31, 1998. The total remaining cost of the Year 2000 project is estimated at $1,600,000, which will be expensed as incurred over the next twelve months, and is being funded through operating cash flows. These amounts are not expected to have a material effect on the Company's results of operations. To date, the Company has incurred and expensed approximately $165,000 related to the assessment of, and preliminary remediation efforts in connection with, its Year 2000 project and the development of a remediation plan.

         The costs of the project and the date on which the Company plans to complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer code, the compatibility of third-party interfaces and similar uncertainties. The Company is currently developing contingency plans to address any failure by the Company or any third party to properly and/or completely renovate its systems for Year 2000 compliance. The Company expects to complete these contigency plans during the fourth quarter of 1998.

Statement of Operations

Comparison of Operating Results for the Years Ended December 31, 1997 and 1996

Noninterest Income

         Noninterest income increased $23,453,000 to $82,639,000 for the year ended December 31, 1997 from $59,186,000 for the year ended December 31, 1996. Noninterest income consists of the following items:


                                       For the Year Ended December 31,
                                       -------------------------------
                                             1996              1997      Change
                                       --------------     ------------   ------
                                           (Dollars in thousands)

Asset administration fees                    $ 57,462        $ 78,325       36%
Computer service fees                             482             644       34
Other operating income                          1,244           3,556      186
Net gain/(loss) on sale of securities              (2)            114      --
                                             --------        --------
Total Noninterest Income                     $ 59,186        $ 82,639       40%
                                             --------        --------
                                             --------        --------


         Asset administration fees increased due principally to higher levels of assets processed. The Company earns such fees on assets processed by the Company on behalf of a variety of financial asset managers. Assets processed is the total dollar value of financial assets on the reported date for which the Company provides one or more of the following services: global custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending, mutual fund administration and investment advisory services. Total assets processed increased to $139 billion at December 31, 1997 from $122 billion at December 31, 1996. Of the $17 billion net increase in assets processed from December 31, 1996 to December 31, 1997, approximately 24% of the increase reflects assets processed for new clients, and the remainder of the increase reflects growth of assets processed for existing clients, offset in part by the assets of clients no longer serviced by the Company. Also contributing to the growth in asset administration fees was the expansion of relationships with existing clients. The largest component of asset administration fees is asset based fees, which increased between periods due to the previously mentioned increase in assets processed. Another significant portion of the increase in asset administration fees resulted from the Company's success in marketing ancillary services such as securities lending, foreign exchange and advisory services.

         Computer service fees consist of amounts charged by the Company for data processing services related to client accounts. Other operating income consists of dividends received relating to the Federal Home Loan Bank of Boston ("FHLBB") stock investment and miscellaneous transaction-oriented private banking fees. The increase in other operating income was due to the Company's increased investment in FHLBB stock as well as an increase in services provided by Investors Capital Advisers, Inc. a wholly owned subsidiary of the Company.

Operating Expenses

         Total operating expenses increased by $22,749,000 to $87,362,000 for the year ended December 31, 1997 compared to $64,613,000 for the year ended December 31, 1996. The components of operating expenses were as follows:


                                   For the year ended December 31,
                                   -------------------------------
                                         1996           1997             Change
                                   -------------    --------------      --------
                                        (Dollars in thousands)
Compensation and benefits              $39,096         $53,457              37%
Technology and telecommunications        7,894          10,656              35
Transaction processing services          5,685           8,000              41
Occupancy                                4,527           4,620               2
Depreciation and amortization            1,616           2,070              28
Travel and sales promotion               1,264           1,647              30
Professional fees                        1,290           2,011              56
Insurance                                  876             768             (12)
Other operating expenses                 2,365           4,133              75
                                       -------         -------
Total Operating Expenses               $64,613         $87,362              35%
                                       -------         -------
                                       -------         -------


         Compensation and benefits expense increased by $14,361,000 or 37% from period to period due to several factors. The average number of employees increased 29% to 958 at December 31, 1997 from 744 at December 31, 1996. This increase relates primarily to the increase in client relationships and to the expansion of existing client relationships during the period. In addition, compensation expense related to the Company's management incentive plans increased $799,000 between periods because of the increase in earnings subject to incentive payments in 1997 compared to 1996. Benefits, including payroll taxes, group insurance plans, retirement plan contributions and tuition reimbursement, increased by $984,000 for the year ended December 31, 1997 from the same period in 1996. The increase was due principally to increased payroll taxes attributable to the increase in compensation expense.

         Technology and telecommunications expense consists of operating lease payments for microcomputers, fees charged by Electronic Data Systems for mainframe data processing, telephone expense, software maintenance fees and licenses, optical imaging and contract programming fees. Increased hardware, software and telecommunications expenses needed to support the growth in assets processed accounted for $1,710,000 of the increase between periods. Also contributing was the Company's increased use of contract programmers to perform information systems development projects, which accounted for $644,000 of the increase. License fees on software used to generate automated financial statements for Company clients as a part of its expanded mutual fund administration services accounted for $408,000 of the increase.

         Transaction processing services expense consists of volume-related expenses including subcustodian fees and external contract services. The increase in this expense relates primarily to an increase in subcustodian fees and pricing services, driven by the growth in assets processed. The Company's decision to outsource its mailroom and photocopy facility in February of 1996 contributed to $325,000 of the increase from year to year.

         Depreciation and amortization expense increased $454,000 to $2,070,000 for the year ended December 31, 1997 from $1,616,000 for the year ended December 31, 1996. This increase resulted from the purchase of furniture and equipment related to the Company's move to new office space in late 1996 and 1997.

         Travel and sales promotion expense consists of expenses incurred by the sales force, client management staff and other employees in connection with making sales calls on potential clients, traveling to existing client sites and the Company's foreign subsidiaries, and attending industry conferences. This expense increased $383,000 to $1,647,000 for the year ended December 31, 1997 from $1,264,000 for the year ended December 31, 1996 due primarily to increased travel to the foreign subsidiaries.

         Professional fees increased $721,000 to $2,011,000 for the year ended December 31, 1997 from $1,290,000 for the year ended December 31, 1996. This increase resulted primarily from an increase in consulting fees relating to performing technical development work along with additional audit fees related to compliance with the Federal Deposit Insurance Corporation Improvement Act of 1991.

         Insurance expense decreased by $108,000 between the periods due to the renegotiation of the Company's premiums and coverages for errors and omissions liability, directors and officers liability and blanket bond during 1996.

         Other operating expenses increased $1,768,000 to $4,133,000 for the year ended December 31, 1997 from $2,365,000 for the year ended December 31, 1996. Other operating expenses include fees for office supplies, recruiting costs, temporary help and various fees assessed by the Massachusetts Banking Commission. Recruiting costs and temporary help accounted for $770,000 of the increase; this increase relates to the tight labor market caused by low unemployment in Massachusetts in 1997. Fees assessed by the Massachusetts Banking Commission increased by $278,000 due to the growth in the total assets of the Bank and a change in the assessment base. The remainder of the increase relates to growth in assets processed.

Net Interest Income

         Net interest income is affected by the volume and mix of assets and liabilities, and the movement and level of interest rates. The table below presents the changes in net interest income resulting from changes in the volume of interest-earning assets or interest-bearing liabilities and changes in interest rates for the year ended December 31, 1997 compared to the year ended December 31, 1996.


                                               Change       Change
                                               Due to       Due to
                                               Volume        Rate         Net
                                              --------     --------     --------
                                                    (Dollars in thousands)
Interest-earning assets
 Fed funds sold and
   interest-earning deposits                  $  1,096     $     20     $  1,116
 Investment securities                          35,563         (564)      34,999
 Loans                                             514         (270)         244
                                              --------     --------     --------
 Total interest-earning assets                  37,173         (814)      36,359
                                              --------     --------     --------
 Interest-bearing liabilities
 Deposits                                        8,768          671        9,439
 Borrowings                                     18,351          405       18,756
                                              --------     --------     --------
 Total interest-bearing liabilities             27,119        1,076       28,195
                                              --------     --------     --------
Change in net interest income                 $ 10,054     $ (1,890)    $  8,164
                                              --------     --------     --------
                                              --------     --------     --------


         Net interest income increased $8,164,000 or 45% to $26,173,000 for the year ended December 31, 1997 from $18,009,000 for the 1996 period. This net increase resulted from an increase in interest income of $36,359,000 offset by an increase in interest expense of $28,195,000. The net impact of the above changes was an 89 basis point decrease in net interest margin.

         The increase in interest income resulted primarily from a higher level of interest earning assets. The Company's average assets for the year ended December 31, 1997 increased $607,626,000 or 97% compared to the year ended December 31, 1996. This growth primarily resulted from an increase in average interest earning assets of $591,699,000.

         Interest expense increased $28,195,000 due primarily to the higher level of deposits and borrowings and to a lesser extent to an increase in the interest rate paid by the Company. The average rate paid on deposits and short-term borrowings increased from 4.83% to 5.03% between periods.

Income Taxes

         The Company's earnings were taxed on the federal level at 35% for the 1997 and 1996 periods. State taxes on the gross earnings from the Company's portfolio of investment securities, held by a wholly-owned subsidiary, were assessed at the tax rate for Massachusetts securities corporations of 1.32%. State taxes on the remainder of the Company's taxable income were assessed at the tax rate for Massachusetts banks of 11.32%. The provision for income taxes for the year ended December 31, 1997 increased by $2,530,000 over the 1996 provision. The overall effective tax rate decreased to 34.41% for the year ended December 31, 1997, from 38.76% for the year ended December 31, 1996. The decrease in the effective tax rate is due to the Company's investment in municipal securities in the first quarter of 1997.

Comparison of Operating Results for the Years Ended December 31, 1996 and 1995

Noninterest Income

         Noninterest income increased $5,327,000 to $59,186,000 for the year ended December 31, 1996 from $53,859,000 for the year ended December 31, 1995. Noninterest income consists of the following items:


                                   For the Year Ended December 31,
                                   -------------------------------      --------
                                      1995               1996            Change
                                   -------------     -------------      --------
                                         (Dollars in thousands)
Asset administration fees               $ 49,630          $ 57,462          16%
Proceeds from assignment of UIT
   servicing, net                          2,572              --          --
Computer service fees                        501               482          (4)
Other operating income                     1,156             1,244           8
Net loss on sale of securities              --                  (2)       --
                                        --------          --------
Total Noninterest Income                $ 53,859          $ 59,186          10%
                                        --------          --------
                                        --------          --------

         Asset administration fees increased due principally to higher levels of assets processed. Total assets processed increased to $122 billion at December 31, 1996 from $94 billion at December 31, 1995. Of the $28 billion net increase in assets processed from December 31, 1995 to December 31, 1996, approximately 24% of the increase reflects assets processed for new clients, and the remainder of the increase reflects growth of assets processed for existing clients and improved methods for tracking the amount of assets processed, offset in part by the assets of clients no longer serviced by the Company. The remainder of the growth in asset administration fees was due to the net expansion of relationships with existing clients and increased use of the Company's cash management and foreign exchange services. In addition, because the Company is now able to accept deposits that had been historically directed to other financial institutions due to CEBA asset growth restrictions, the Company has experienced a shift in the mix of compensation received from its clients. See "Overview" in this Item 5. A larger portion of the Company's compensation from clients is now in the form of interest income generated from client deposits, resulting in a decrease to asset administration fees and a related increase in net interest income. The growth in asset administration fees was also offset by the transfer of unit investment trust assets discussed below. The administration of these assets accounted for approximately $1,491,000 in asset administration fees in the year ended December 31, 1995.

         Unit investment trust ("UIT") assets processed by the Company have decreased over the last five years, a reflection of declining investor demand for this type of unmanaged investment product. Declining asset levels led one client, Merrill Lynch, to consolidate its asset administration service providers, and it agreed, effective March 1, 1995, to pay the Company to assign the Company's servicing rights to the Bank of New York Company. The Company recognized proceeds of $2,572,000, net of expenses, resulting from the assignment of the rights to service approximately $5.0 billion of the client's unit investment trust assets. The Company has made the strategic decision to focus its marketing and processing efforts on mutual funds and other pooled investments which typically experience higher growth in asset levels and can utilize a wider variety of services provided by the Company, as compared to unit investment trusts. See Note 11 of Notes to Consolidated Financial Statements.

         Other operating income consists of miscellaneous private banking fees for safe deposit and checking account services.

Operating Expenses

         Total operating expenses increased by $10,974,000 to $64,613,000 for the year ended December 31, 1996 compared to $53,639,000 for the year ended December 31, 1995. The components of operating expenses were as follows:



                                   For the Year Ended December 31,
                                   -------------------------------      --------
                                      1995               1996            Change
                                   -------------     -------------      --------
                                         (Dollars in thousands)

Compensation and benefits               $34,328           $39,096           14%
Technology and telecommunications         6,476             7,894           22
Transaction processing services           2,765             5,685          106
Occupancy                                 4,510             4,527          --
Depreciation and amortization             1,438             1,616           12
Travel and sales promotion                  785             1,264           61
Professional fees                           966             1,290           34
Insurance                                 1,078               876          (19)
Other operating expenses                  1,293             2,365           83
                                        -------           -------
Total Operating Expenses                $53,639           $64,613           20%
                                        -------           -------
                                        -------           -------


         Compensation and benefits increased by $4,768,000 or 14% from period to period due to several factors. The number of average employees increased 9% to 744 at December 31, 1996 from 683 at December 31, 1995. In addition, compensation expense related to the Company's management incentive plan increased because of the increase in earnings subject to incentive in 1996 compared to 1995. Benefits, including payroll taxes, group insurance plans, retirement plan contributions and tuition reimbursement, increased $590,000 for the year ended December 31, 1996 from the same period in 1995. The 12% increase was due to increased payroll taxes attributable to the increase in compensation expense and a decrease in the discount rate used to calculate the expense associated with the defined benefit retirement plan.

         Technology and telecommunications expense consists of lease payments for microcomputers, fees charged by Electronic Data Systems for mainframe data processing, telephone expense, software maintenance fees and licenses, and contract programming fees. The expense varies with the level of assets processed by the Company. The growth in assets processed contributed to $974,000 of the increase between periods. Also contributing to the increase was the Company's continued use of contract programmers which accounted for $444,000 of the increase between periods.

         The increase in transaction processing expense relates primarily to an increase in subcustodian fees and pricing services, driven by the growth in assets processed. This expense increased $2,920,000 to $5,685,000 for the year ended December 31, 1996 from $2,765,000 for the year ended December 31, 1995. This increase resulted from the increase in foreign assets processed, which are subject to higher subcustodian fees, from $6.4 billion at December 31, 1995 to $9.3 billion at December 31, 1996, and from the movement by clients into emerging markets which have higher costs due to structural inefficiencies. These costs are passed through to clients and contribute to the increase in asset administration fees. The outsourcing of the photocopy service commenced in 1996 and accounted for approximately $240,000 of the increase between periods. Fees for daily market pricing data which vary with the level of assets processed, increased by $119,000 during the period.

         Depreciation and amortization expense increased $178,000 between periods due to purchases of furniture and equipment throughout 1997.

         Travel and sales promotion expense increased $479,000 to $1,264,000 for the year ended December 31, 1996 from $785,000 for the year ended December 31, 1995 due primarily to increased travel to the foreign subsidiaries.

         Professional fees increased $324,000 to $1,290,000 for the year ended December 31, 1996 from $966,000 for the year ended December 31, 1995. Legal fees which were incurred in connection with the Company's initial compliance with year-end related filings with the Securities and Exchange Commission and the change of the Company's fiscal year contributed to this increase.

         Insurance expense decreased by $202,000 or 19% between the periods due to the renegotiation of the Company's coverage for errors and omissions liability, directors and officers liability and blanket bond.

         Other operating expenses increased $1,072,000 to $2,365,000 for the year ended December 31, 1996 from $1,293,000 for the year ended December 31, 1995. Other operating expenses are comprised of office supplies, recruiting costs, temporary help, and Delaware excise tax. Expenses such as office supplies vary with staffing levels. The Delaware excise tax is based on the number of shares authorized for issuance by the Company. This tax was imposed on the Company after its formation as a Delaware Company in June 1995 and accounts for $180,000 of the increase between periods. Approximately $797,000 of the increase between periods related to recruiting costs and temporary help caused by a tight labor market resulting from a period of low unemployment in Massachusetts. The remainder of the increase resulted from the increases in assets processed and staffing levels.

Net Interest Income

         Net interest income is affected by the volume and mix of assets and liabilities, and the movement and level of interest rates. The table below presents the changes in net interest income resulting from changes in the volume of interest-earning assets or interest-bearing liabilities and changes in interest rates for the year ended December 31, 1996 compared to December 31, 1995.


                                               Change       Change
                                               Due to       Due to
                                               Volume        Rate         Net
                                              --------     --------     --------
                                                   (Dollars in thousands)
Interest-earning assets
 Fed funds sold and
   interest-earning deposits                  $  1,256     $    (45)    $  1,211
 Investment securities                          25,876          491       26,367
 Loans                                           1,341         (250)       1,091
                                              --------     --------     --------
 Total interest-earning assets                  28,473          196       28,669
                                              --------     --------     --------
 Interest-bearing liabilities
 Deposits                                        8,249          180        8,429
 Borrowings                                      9,236          (41)       9,195
                                              --------     --------     --------
 Total interest-bearing liabilities             17,485          139       17,624
                                              --------     --------     --------
Change in net interest income                 $ 10,988     $     57     $ 11,045
                                              --------     --------     --------
                                              --------     --------     --------

         Net interest income increased $11,045,000 or 159% to $18,009,000 for the year ended December 31, 1996 from $6,964,000 for the 1995 period. This net increase resulted from an increase in interest income of $28,669,000 offset by an increase in interest expense of $17,624,000. The net impact of the above changes was a 240 basis point decrease in net interest margin.

         The increase in interest income resulted primarily from a higher level of interest earning assets. Prior to the Spin-Off Transaction, the Company was subject to a 7% annual asset growth cap under CEBA. The elimination of the CEBA growth restriction has allowed the Company to accept deposits from clients which it had historically directed to other financial institutions. The Company's average assets for the year ended December 31, 1996 increased $483,710,000 or 333% compared to the 1995 period. This growth primarily resulted from an increase in average interest earning assets of $449,720,000.

         Interest expense increased $17,624,000 due primarily to the higher level of deposits and borrowings and to a lesser extent to an increase in the interest rate paid by the Company. Prior to the Spin-Off Transaction, the Company was not trying to attract deposits to its balance sheet and therefore did not pay a competitive interest rate. The average rate paid on deposits and short-term borrowings increased from 4.12% to 4.83% between periods.

Income Taxes

         The Company's earnings were taxed on the federal level at 34.00% for the 1995 period and 35.00% for the 1996 period. State taxes on the gross earnings from the Company's portfolio of investment securities, held by a wholly-owned subsidiary, were assessed at the tax rate for Massachusetts securities corporations of 1.32%. State taxes on the remainder of the Company's taxable income were assessed at the tax rate for Massachusetts banks of 11.72%. The provision for income taxes for the year ended December 31, 1996 increased by $1,820,000 over the 1995 provision. The overall effective tax rate decreased to 38.76% for the year ended December 31, 1996, from 44.41% for the year ended December 31, 1995. The decrease in the effective tax rate was due to a decrease in the income of the Company's Canadian subsidiary, which was taxed at the Canadian effective rate of 45.73%, and the related increase in the income of the Company's subsidiaries in Dublin and the Cayman Islands, which are lower tax jurisdictions. The reduction of the income in the Company's Canadian subsidiary resulted as the Company transferred certain offshore processing activities from Toronto to Dublin and the Cayman Islands.

Financial Condition

Investment Portfolio

The following table summarizes the Company's investment portfolio for the dates indicated:


                                      October 31,              December 31,
                                      -----------    --------------------------------
                                         1995          1995        1996        1997
                                      -----------    --------    --------    --------
                                                   (Dollars in thousands)
Securities held to maturity:
U.S. Treasury securities               $ 60,408       $  --      $   --      $   --
State and political subdivisions           --            --          --        35,225
Mortgage-backed securities               49,609       144,124     414,665     590,365
Federal agency securities                  --          10,000      37,517     168,687
Foreign government securities              --            --         7,828       7,769
                                       --------      --------    --------    --------
Total securities held to maturity      $110,017      $154,124    $460,010    $802,046
                                       --------      --------    --------    --------
                                       --------      --------    --------    --------
Securities available for sale:
U.S. Treasury securities                             $ 50,652    $ 40,259    $ 30,092
Municipal bonds                                          --          --         8,382
Mortgage-backed securities                             40,167     230,862     424,376
                                                     --------    --------    --------
Total securities available for sale                  $ 90,819    $271,121    $462,850
                                                     --------    --------    --------
                                                     --------    --------    --------



         The investment portfolio is used to invest depositors' funds and provide a secondary source of earnings for the Company. In addition, the Company uses the investment portfolio to secure open positions at securities clearing institutions in connection with its custody services. The portfolio is comprised of U.S. Treasury securities, securities of state and political subdivisions, mortgage-backed securities issued by the Federal National Mortgage Association ("FNMA" or "Fannie Mae") and the Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac"), and Federal Agency callable bonds issued by FHLMC and the Federal Home Loan Bank of Boston ("FHLBB"), municipal securities, and foreign government bonds issued by the Canadian provinces of Ontario and Manitoba.

         The Company invests in mortgage-backed securities and Federal Agency callable bonds to supplement its portfolio of U.S. Treasury securities and increase the total return of the investment portfolio. Mortgage-backed securities generally have a higher yield than U.S. Treasury securities due to credit and prepayment risk. Credit risk results from the possibility that a loss may occur if a counterparty is unable to meet the terms of the contract. Prepayment risk results from the possibility that changes in interest rates may cause mortgage securities to be paid off prior to their maturity dates. Federal Agency callable bonds generally have a higher yield than U.S. Treasury securities due to credit and call risk. Credit risk results from the possibility that the Federal Agency issuing the bonds may be unable to meet the terms of the bond. Call risk results from the possibility that fluctuating interest rates and other factors may result in the exercise of the call option by the Federal Agency. Credit risk related to mortgage-backed securities and Federal Agency callable bonds is substantially reduced by payment guarantees and credit enhancements.

         The Company invests in municipal securities to generate stable, tax advantaged income. Municipal securities generally have lower stated yields than Federal Agency and U.S. Treasury Securities, but the after-tax yields are comparable. Municipal Securities are subject to credit risk.

         The Company invests in foreign government bonds in order to generate foreign source income to maximize the use of the foreign tax credit. The foreign government bonds are denominated in U.S. dollars to avoid foreign currency risk. These bonds are subject to credit risk.

         The book value and weighted average yield of the Company's securities held to maturity at December 31, 1997, by effective maturity, are reflected in the following table.


                                                    Weighted
                                         Book        Average
                                         Value        Yield
                                       ---------     --------
                                       (Dollars in thousands)
Due from one to five years              $357,581       6.65%
Due after five years up to ten years     183,840       6.57%
Due after ten years                      260,625       6.37%
                                        --------
Total securities held to maturity       $802,046
                                        --------
                                        --------

         The book value and weighted average yield of the Company's securities available for sale at December 31, 1997, by effective maturity, are reflected in the following table.



                                                    Weighted
                                         Book        Average
                                         Value        Yield
                                       ---------     --------
                                       (Dollars in thousands)
Due within one year                     $ 20,039       5.95%
Due from one to five years               309,518       6.57%
Due after five years up to ten years     132,756       6.76%
Due after ten years                          537       5.57%
                                        --------
Total securities available for sale     $462,850
                                        --------
                                        --------

Loan Portfolio

The following table summarizes the Company's loan portfolio for the dates indicated:


                                        October 31,              December 31,
                                        -----------   ----------------------------------
                                           1995         1995         1996         1997
                                         --------     --------     --------     --------
                                                     (Dollars in thousands)

Loans to individuals                     $ 13,446     $ 12,610     $ 23,449     $ 26,858
Loans to not-for-profit organizations         289          289           13           13
Loans to mutual funds                           0       10,000       42,875       29,174
                                         --------     --------     --------     --------
                                           13,735       22,899       66,337       56,045
Less: allowance for loan losses               (35)         (35)        (100)        (100)
                                         --------     --------     --------     --------
Net loans                                $ 13,700     $ 22,864     $ 66,237     $ 55,945
                                         --------     --------     --------     --------
                                         --------     --------     --------     --------
Floating Rate                            $ 13,675     $ 22,839     $ 66,224     $ 55,932
Fixed Rate                                     25           25           13           13
                                         --------     --------     --------     --------
                                         $ 13,700     $ 22,864     $ 66,237     $ 55,945
                                         --------     --------     --------     --------
                                         --------     --------     --------     --------


         Virtually all loans to individually managed account customers are written on a demand basis, bear variable interest rates tied to the prime rate and are fully secured by liquid collateral, primarily freely tradable securities held in custody by the Company for the borrower. Since December 1995, the Company has entered into agreements to provide up to an aggregate of $40 million under lines of credit to mutual fund clients. The unsecured lines of credit may, in the event of a default, be collateralized at the Company's option by securities held in custody by the Company for those mutual funds. Loans to mutual funds also include advances by the Company to certain mutual fund clients pursuant to the terms of the custody agreements between the Company and those clients.

         At December 31, 1997, the Company's only lending concentrations which exceeded 10% of total loans were the revolving lines of credit to mutual fund clients discussed above. These loans were made in the ordinary course of business on the same terms and conditions prevailing at the time for comparable transactions.

         The Company's credit loss experience has been excellent. There have been no loan chargeoffs or adverse credit actions in the history of the Company. It is the Company's policy to place a loan on non-accrual status when either principal or interest becomes 60 days past due and the loan's collateral is not sufficient to cover both principal and accrued interest. As of December 31, 1997, there were no past due loans, troubled debt restructurings, or any loans on non-accrual status. Although virtually all of the Company's loans are fully collateralized with freely tradable securities, management recognizes some credit risk inherent in the loan portfolio, and has recorded an allowance for loan losses of $100,000 at December 31, 1997. This amount is not allocated to any particular loan, but is intended to absorb any risk of loss inherent in the loan portfolio. Management actively monitors the loan portfolio and the underlying collateral and regularly assesses the adequacy of the allowance for loan losses.

Interest Rate Sensitivity

         The Company, like all financial intermediaries, is subject to interest rate risk. Rapid changes in interest rates could adversely affect the profitability of the Company by causing changes in the market value of the Company's assets and its net interest income. Interest rate risk arises when an earning asset matures or when its rate of interest changes in a time frame different from that of the supporting interest-bearing liability. By seeking to minimize the difference between the amount of earning assets and the amount of interest-bearing liabilities that could change interest rates in the same time frame, the Company attempts to reduce the risk of significant adverse effects on net interest income caused by interest rate changes. The Company does not attempt to match each earning asset with a specific interest-bearing liability. Instead, as shown in the table below, it aggregates all of its earning assets and interest-bearing liabilities to determine the difference between these in specific time frames. This difference is known as the rate-sensitivity gap. A positive gap indicates that more earning assets than interest-bearing liabilities mature in a time frame, and a negative gap indicates the opposite. Maintaining a balanced position will reduce risk associated with interest rate changes, but it will not guarantee a stable interest rate spread because the various rates within a time frame may change by differing amounts and change in different directions.

         The Company seeks to manage interest rate risk by investment portfolio actions designed to address the interest rate sensitivity of asset cash flows in relation to liability cash flows. Portfolio actions used to manage interest rate risk include managing the effective duration of the portfolio securities and utilizing interest rate floors and interest rate swaps. Interest rate contracts are used to hedge against large rate swings and changes in the shape of the yield curve.

         Interest rate contracts involve elements of credit and market risk which are not reflected in the Company's consolidated financial statements. Such instruments are entered into for hedging (as opposed to investment or speculative) purposes. See Note 14 to the Consolidated Financial Statements. The Company periodically monitors the financial stability of its counterparties according to prudent investment guidelines and established procedures. There can be no assurance that such portfolio actions will adequately limit interest rate risk.

         The following table presents the repricing schedule for the Company's interest earning assets and interest bearing liabilities at December 31, 1997:



                                               Within         Over Three     Over Six       Over One
                                               Three           to Six        to Twelve       Year to       Over Five
                                               Months          Months          Months       Five Years       Years          Total
                                             ----------      ----------      ----------     ----------     ----------     ----------
     (Dollars in thousands)
Interest earning assets (1):
    Federal funds sold                       $   75,000      $     --        $     --       $     --       $     --       $   75,000
    Investment securities (2)                   575,410         202,068         180,773        200,640        106,005      1,264,896
    Loans -- fixed rate                            --              --              --               13           --               13
    Loans -- variable rate                       56,032            --              --             --             --           56,032
                                             ----------      ----------      ----------     ----------     ----------     ----------
       Total interest earning assets            706,442         202,068         180,773        200,653        106,005      1,395,941

Interest bearing liabilities
     Demand deposit accounts                    201,549            --              --             --             --          201,549
     Savings accounts                           427,123            --              --             --             --          427,123
     Interest rate contracts                   (280,000)         60,000         100,000        110,000         10,000           --
     Short-term borrowings                      499,933            --              --             --             --          499,933
                                             ----------      ----------      ----------     ----------     ----------     ----------
       Total interest bearing liabilities       848,605          60,000         100,000        110,000         10,000      1,128,605
                                             ----------      ----------      ----------     ----------     ----------     ----------
       Net interest sensitivity gap
         during the period                   ($ 142,163)     $  142,068      $   80,773     $   90,653     $   96,005     $  267,336
                                             ----------      ----------      ----------     ----------     ----------     ----------
                                             ----------      ----------      ----------     ----------     ----------     ----------
       Cumulative gap                        ($ 142,163)     ($      95)     $   80,678     $  171,331     $  267,336
                                             ----------      ----------      ----------     ----------     ----------
                                             ----------      ----------      ----------     ----------     ----------
Interest sensitive assets as a
     percent of interest sensitive
     liabilities (cumulative)                    83.25%           99.99%         108.00%        115.32%        123.69%

Interest sensitive assets as a
     percent of total assets
     (cumulative)                                48.41%           62.25%          74.64%         88.39%         95.66%

Net interest sensitivity gap as a
     percent of total asets                      (9.74%)           9.74%           5.53%          6.21%          6.58%

Cumulative gap as a percent
      of total asets                             (9.74%)          (0.01%)          5.53%         11.74%         18.32%


----------

(1) Adjustable rate assets are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due. Fixed rate loans are included in the period in which they are scheduled to be repaid.
(2) Mortgage-backed securities are included in the pricing category that corresponds with their contractual maturity.

Liquidity

         Liquidity represents the ability of an institution to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. For a financial institution such as the Company, these obligations arise from the withdrawals of deposits and the payment of operating expenses.

         The Company's primary sources of liquidity include cash and cash equivalents, federal funds sold, new deposits, short-term borrowings, interest payments on securities held to maturity and available for sale, fees collected from asset administration clients, and the capital raised from the sale of the Capital Securities. Asset liquidity is also provided by managing the duration of the investment portfolio. As a result of the Company's management of liquid assets and the ability to generate liquidity through liability funds, management believes that the Company maintains overall liquidity sufficient to meet its depositors' needs, to satisfy its operating requirements and to fund the payment of an anticipated annual cash dividend of approximately $.12 per share.

         The Company's ability to pay dividends on the Common Stock depends on the receipt of dividends from Investors Bank & Trust Company. In addition, the Company may not pay dividends on its Common Stock if it is in default under certain agreements entered into in connection with the sale of the Capital Securities. Any dividend payments by Investors Bank & Trust Company are subject to certain restrictions imposed by the Massachusetts Commissioner of Banks. Subject to regulatory requirements, Investors Bank & Trust Company expects to pay an annual dividend to the Company, which the

Company expects to pay to its stockholders, currently estimated to be in an amount equal to $.12 per share of outstanding Common Stock (approximately $776,438 based upon 6,470,313 shares outstanding as of December 31, 1997).

         At December 31, 1997, cash and cash equivalents were 1% of total assets, compared to 2% of total assets at December 31, 1996. At December 31, 1997, approximately $20 million or 1% of total assets mature within a one year period.

         The Company has informal borrowing arrangements with various counterparties whereby each counterparty has agreed to make funds available to the Company at the Federal funds overnight rate. The aggregate amount of these borrowing arrangements as of December 31, 1997 was $141 million. Each bank may terminate its arrangement at any time and is under no contractual obligation to provide requested funding to the Company. The Company's borrowings under these arrangements are typically on an overnight basis. The Company believes that if these banks were unable to provide funding as described above, a satisfactory alternative source of funding would be available to the Company.

         The Company also has Master Repurchase Agreements in place with various counterparties whereby each broker has agreed to make funds available to the Company at various rates in exchange for collateral consisting of marketable securities. The aggregate amount of these borrowing arrangements at December 31, 1997 was $1.3 billion.

         The Company also has a borrowing arrangement with the Federal Home Loan Bank of Boston (the "FHLBB") whereby the Company may borrow amounts determined by prescribed collateral levels and the amount of FHLBB stock held by the Company. The minimum amount of FHLBB stock held by the Company is required to be the greater of (i) 1% of its outstanding residential mortgage loan principal (including mortgage pool securities), (ii) 0.3% of total assets, (iii) total advances from the FHLBB, divided by a leverage factor of 20. If the Company borrows under this arrangement, the Company is required to hold FHLBB stock equal to 5% of such outstanding advances. The aggregate amount of borrowing available to the Company under this arrangement at December 31, 1997 was $573 million.

         The Company's cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Cash flows provided by operating activities were $11,392,000 for the year ended December 31, 1997. Net cash used in investing activities, consisting primarily of purchases of investment securities and proceeds from maturities of investment securities, was $490,844,000 for the year ended December 31, 1997. Net cash provided by financing activities, consisting primarily of net activity in deposits, was $477,656,000 for the year ended December 31, 1997.

Capital Resources

         Historically, the Company has financed its operations principally through internally generated cash flows. The Company incurs capital expenditures for furniture, fixtures and miscellaneous equipment needs. The Company leases microcomputers through operating leases. Such capital expenditures have been incurred and such leases entered into on an as-required basis, primarily to meet the growing operating needs of the Company. As a result, the Company's capital expenditures were $1,669,000 for fiscal 1995, $160,000 for the two-months ended December 31, 1995, and $3,791,000 and $4,919,000 for the years ended December 31, 1996 and 1997, respectively.

         On January 31, 1997, the Company completed the issuance and sale of $25,000,000 in 9.77% Capital Securities. The capital raised in the offering, along with existing capital and earnings generated in the future, will be used to support the Company's balance sheet growth.

         Stockholders' equity at December 31, 1997 was $75,713,000, an increase of $14,046,000 or 23%, from $61,667,000 at December 31, 1996. The ratio of stockholders' equity to assets decreased to 5.18% at December 31, 1997 from 6.39% at December 31, 1996 due to the significant growth in assets.

         The Federal Reserve Board has adopted a system using internationally consistent risk-based capital adequacy guidelines to evaluate the capital adequacy of banks and bank holding companies. Under the risk-based capital guidelines, different categories of assets are assigned different risk weights, based generally upon the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base. Certain off-balance sheet items, which previously were not expressly considered in capital adequacy computations, are added to the risk-weighted asset base by converting them to a balance sheet equivalent and assigning them the appropriate risk weight.

         Federal Reserve Board and FDIC guidelines require that banking organizations have a minimum ratio of total capital to risk-adjusted assets and off balance sheet items of 8.0%. Total capital is defined as the sum of "Tier I" and "Tier II" capital elements, with at least half of the total capital required to be Tier I. Tier I capital includes, with certain restrictions, the sum of common stockholders' equity, non-cumulative perpetual preferred stock, a limited amount of cumulative perpetual preferred stock, and minority interests in consolidated subsidiaries, less certain intangible assets. Tier II capital includes, with certain limitations, subordinated debt meeting certain requirements, intermediate-term preferred stock, certain hybrid capital instruments, certain forms of perpetual preferred stock, as well as maturing capital instruments and general allowances for loan losses.

The following table summarizes the Company's Tier I and total capital ratios at December 31, 1997:


                                                   Amount        Ratio
                                                   ------        -----
                                                 (Dollars in Thousands)
Tier I capital                                    $ 98,407       29.17%
Tier I capital minimum requirement                  13,492        4.00%
                                                  --------       -----
Excess Tier I capital                             $ 84,915       25.17%
                                                  --------       -----
                                                  --------       -----
Total capital                                     $ 98,507       29.20%
Total capital minimum requirement                   26,985        8.00%
                                                  --------       -----
Excess total capital                              $ 71,522       21.20%
                                                  --------       -----
                                                  --------       -----
Risk adjusted assets, net of intangible assets    $336,494
                                                  --------
                                                  --------

The following table summarizes the Bank's Tier I and total capital ratios at December 31, 1997:



                                                   Amount        Ratio
                                                   ------        -----
                                                 (Dollars in Thousands)
Tier I capital                                    $ 96,041       28.54%
Tier I capital minimum requirement                  13,460        4.00%
                                                  --------       -----
Excess Tier I capital                             $ 82,581       24.54%
                                                  --------       -----
                                                  --------       -----
Total capital                                     $ 96,141       28.57%
Total capital minimum requirement                   26,919        8.00%
                                                  --------       -----
Excess total capital                              $ 69,222       20.57%
                                                  --------       -----
                                                  --------       -----
Risk adjusted assets, net of intangible assets    $336,486
                                                  --------
                                                  --------

         In addition to the risk-based capital guidelines, the Federal Reserve Board and the FDIC use a "Leverage Ratio" as an additional tool to evaluate capital adequacy. The Leverage Ratio is defined to be a Company's Tier I capital divided by its adjusted total assets. The Leverage Ratio adopted by the federal banking agencies requires a ratio of 3.0% Tier I capital to adjusted average total assets for top-rated banking institutions. All other banking institutions are expected to maintain a Leverage Ratio of 4.0% to 5.0%. The computation of the risk-based capital ratios and the Leverage Ratio requires the capital of the Company to be reduced by most intangible assets. The Company's Leverage Ratio at December 31, 1997 was 6.44%, which is in excess of regulatory requirements. The Bank's Leverage Ratio at December 31, 1997 was 6.31%, which is also in excess of regulatory requirements.

         The following tables present average balances, interest income and expense, and yields earned or paid on the major categories of assets and liabilities for the periods indicated.


                                       Year Ended December 31, 1995  Year Ended December 31, 1996     Year Ended December 31, 1997
                                       ----------------------------  ----------------------------     ----------------------------
                                                            Average                        Average                           Average
                                        Average              Yield    Average               Yield     Average                 Yield
                                        Balance   Interest  /Cost     Balance    Interest   /Cost     Balance      Interest   /Cost
                                       ---------  --------  -------  ---------   --------  -------   ---------     --------  -------
Interest-earning assets
 Fed funds sold                        $  10,218   $   595    5.82%  $  33,989   $  1,859   5.47%  $    53,758    $  2,981    5.55%
 Interest-earning deposits                 1,000        59    5.90%        126          6   4.76%       --            --
 Investment securities                   100,861     6,123    6.07%    497,965     32,490   6.52%    1,053,009      67,489    6.41%
 Demand Loans                             13,863     1,231    8.88%     43,582      2,322   5.33%       60,594       2,566    4.23%
                                       ---------   -------    ----   ---------   --------   ----   -----------    --------    ----
 Total interest-earning assets           125,942     8,008    6.36%    575,662     36,677   6.37%    1,167,361      73,036    6.26%
                                                   -------    ----               --------   ----                  --------    ----
 Allowance for loan losses                   (35)                          (74)                           (100)
 Noninterest-earning assets               19,276                        53,305                          69,258
                                       ---------                     ---------                     -----------
 Total assets                          $ 145,183                     $ 628,893                     $ 1,236,519
                                       ---------                     ---------                     -----------
                                       ---------                     ---------                     -----------
 Interest-bearing liabilities
 Deposits:
   Demand                              $  11,995   $   610    5.09%  $ 142,059   $  6,944   4.89%  $   140,274    $  7,179    5.12%
   Savings                                10,742       245    2.28%     56,775      2,302   4.05%      252,408      11,468    4.54%
   Time                                       --        --      --         721         38   5.27%        1,472          76    5.16%
 Short Term Borrowings                     2,575       189    7.34%    186,952      9,384   5.02%      538,315      28,140    5.23%
 Total interest-bearing liabilities       25,312     1,044    4.12%    386,507     18,668   4.83%      932,469      46,863    5.03%
 Noninterest-bearing liabilities:

   Demand deposits                        46,568                       132,063                         142,436
   Noninterest bearing time deposits      46,368                        45,601                          58,178
   Other liabilities                       7,442                         8,585                          12,814
                                       ---------                     ---------                     -----------
 Total liabilities                       125,690                       572,756                       1,145,897
 Trust Preferred Securities                 --                            --                            22,252
 Equity                                   19,493                        56,137                          68,370
                                       ---------                     ---------                     -----------
 Total liabilities and equity          $ 145,183                     $ 628,893                     $ 1,236,519
                                       ---------                     ---------                     -----------
                                       ---------                     ---------                     -----------
Net interest income                                $ 6,964                       $ 18,009                         $ 26,173
                                                   -------                       --------                         --------
                                                   -------                       --------                         --------
Net interest margin (1)                                       5.53%                         3.13%                             2.24%

Average interest rate spread (2)                              2.24%                         1.54%                             1.23%
Ratio of interest-earning assets to
  interest-bearing liabilities                              497.65%                       148.90%                           125.20%


----------

(1) Net interest income divided by total interest-earning assets.
(2) Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Item 7.  Financial Statements and Exhibits.

         (a)      Restated Consolidated Financial Statements.

                  For the following consolidated financial information included herein, see Index on Page F-1:

                  Independent Auditors' Report.
                  Consolidated Balance Sheets as of December 31, 1996 and December 31, 1997. Consolidated Statements of Income for the Year Ended October 31, 1995, for the Two-Month
                     Period Ended December 31, 1995, and for the Years Ended
                  December 31, 1996 and 1997. Consolidated Statements of Stockholders' Equity for the Year Ended October 31, 1995, for
                     the Two- Month Period Ended December 31, 1995, and for the Years Ended December 31, 1996 and 1997.
                  Consolidated Statements of Cash Flows for the Year Ended
                     October 31, 1995, for the Two-Month Period Ended December 31, 1995, and for the Years Ended December 31, 1996 and 1997.
                  Notes to Consolidated Financial Statements.

         (b)      List of Exhibits.


                   Exhibit
                   No.      Description

                    2.1*    Purchase and Sale Agreement dated as of
                            July 17, 1998 by and between Investors Bank & Trust Company and BankBoston, N.A.

                   23.1     Consent of Deloitte & Touche, LLP


         The Company will provide to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit to the Exhibits listed above.

         * Confidential treatment requested as to certain portions of the document, which portions have been omitted and filed separately with the Securities and Exchange Commission.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       INVESTORS FINANCIAL SERVICES CORP.

                                       By: /s/ Kevin J. Sheehan
                                       ----------------------------------------
                                            Kevin J. Sheehan
                                            President, Chief Executive Officer,
                                            and Chairman of the Board

Dated:  August 18, 1998

                       INVESTORS FINANCIAL SERVICES CORP.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page

Independent Auditors' Report .............................................. F-2

Consolidated Balance Sheets as of December 31, 1996
  and December  31, 1997 .................................................. F-3

Consolidated Statements of Income for the Year Ended October 31,1995,
  for the Two-Month Period Ended December 31, 1995 and for the Years
  Ended December 31, 1996 and December 31,1997 ............................ F-4

Consolidated Statements of Stockholders' Equity for the Year Ended
  October 31, 1995, for the Two-Month Period Ended December 31, 1995
  and for the Years Ended December 31, 1996 and December 31, 1997 ......... F-5

Consolidated Statements of Cash Flows for the Year Ended
  October 31, 1995, for the Two-Month Period Ended December 31, 1995,
  and for the Years Ended December 31, 1996 and December 31, 1997 ......... F-7

Notes to Consolidated Financial Statements ................................ F-9

INDEPENDENT AUDITORS' REPORT

To the Stockholders and the Board of Directors of Investors Financial Services Corp.:

We have audited the accompanying consolidated balance sheets of Investors Financial Services Corp., including its predecessor, Investors Bank & Trust Company and its subsidiaries (collectively, the "Company") as of December 31, 1996 and 1997 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended October 31, 1995, for the two-month period ended December 31, 1995 and for the years ended December 31, 1996 and December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1996 and 1997, and the results of their operations and their cash flows for the year ended October 31, 1995, for the two-month period ended December 31, 1995 and for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in November 1995 Investors Bank & Trust Company became a wholly owned subsidiary of Investors Financial Services Corp. as a result of the share exchange between Investors Financial Services Corp. and shareholders of Investors Bank & Trust Company.

DELOITTE & TOUCHE LLP
BOSTON, MASSACHUSETTS

August 12, 1998

INVESTORS FINANCIAL SERVICES CORP.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1997


                                                                                   December 31,        December 31,
                                                                                      1996                1997
                                                                                 ---------------     ---------------
ASSETS

Cash and due from banks                                                          $    19,094,515     $    17,298,566
Federal funds sold and securities purchased under resale agreements                  120,000,000          75,000,000
Securities held to maturity (approximate market values of $460,182,579
and $809,708,389 at December 31, 1996 and December 31, 1997 respectively)            460,009,923         802,046,077
Securities available for sale                                                        271,120,964         462,850,089
Nonmarketable equity securities                                                          967,400           5,476,600
Loans, less allowance for loan losses of $100,000 at December 31, 1996 and
            December 31, 1997, respectively                                           66,236,889          55,944,957
Accrued interest and fees receivable                                                  16,408,680          22,874,836

Equipment and leasehold improvements, net                                              5,891,800           8,556,231
Other assets                                                                           5,663,589          10,399,420
                                                                                 ---------------     ---------------
TOTAL ASSETS                                                                     $   965,393,760     $ 1,460,446,776
                                                                                 ---------------     ---------------
                                                                                 ---------------     ---------------
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
          Deposits:
               Demand                                                            $   264,914,614     $   354,616,945
               Savings                                                               276,602,295         427,122,987
               Time                                                                   55,000,000          65,000,000
                                                                                 ---------------     ---------------
                       Total deposits                                                596,516,909         846,739,932

Short-term borrowings                                                                296,820,752         499,932,628
Other liabilities                                                                     10,389,198          13,899,936
                                                                                 ---------------     ---------------
                        Total liabilities                                            903,726,859       1,360,572,496
                                                                                 ---------------     ---------------
Commitments and contingencies (Note 15)

Company obligated manditorily redeemable preferred securities of subsidiary trust holding soley junior subordinated deferrable interest debentures of the
Company                                                                                     --            24,161,104
                                                                                 ---------------     ---------------
STOCKHOLDERS' EQUITY:

          Class A common stock                                                             3,595                --
          Common stock                                                                    62,788              66,643
          Surplus                                                                     54,823,108          55,903,286
          Deferred compensation                                                       (1,687,675)         (1,248,775)
          Retained earnings                                                            7,815,786          19,525,129
          Net unrealized gain on securities available for sale                           649,299           1,466,893
                                                                                 ---------------     ---------------
Total stockholders' equity                                                            61,666,901          75,713,176
                                                                                 ---------------     ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $   965,393,760     $ 1,460,446,776
                                                                                 ---------------     ---------------
                                                                                 ---------------     ---------------

See notes to consolidated financial statements.

INVESTORS FINANCIAL SERVICES CORP.

CONSOLIDATED STATEMENTS OF INCOME
YEAR ENDED OCTOBER 31, 1995, THE TWO-MONTH PERIOD ENDED DECEMBER 31, 1995 AND THE YEARS ENDED DECEMBER 31, 1996 AND 1997


                                                                         Two Months Ended
                                                            October 31,     December 31,   December 31,     December 31,
                                                               1995            1995            1996             1997
                                                           ------------    ------------    ------------     ------------
OPERATING REVENUE:
  Interest income:
    Federal funds sold and securities purchased
          under resale agreements                          $    373,384    $    289,843    $  1,864,989     $  2,980,617
    Investment securities held to maturity and
          available for sale                                  5,116,155       1,844,222      32,490,280       67,488,991
    Loans                                                     1,202,029         229,690       2,322,158        2,566,321
                                                           ------------    ------------    ------------     ------------
      Total interest income                                   6,691,568       2,363,755      36,677,427       73,035,929
                                                           ------------    ------------    ------------     ------------
  Interest expense:
    Deposits                                                    720,395         286,945       9,271,675       18,722,500
    Short-term borrowings                                       101,198         111,154       9,396,359       28,140,731
                                                           ------------    ------------    ------------     ------------
      Total interest expense                                    821,593         398,099      18,668,034       46,863,231
                                                           ------------    ------------    ------------     ------------
    Net interest income                                       5,869,975       1,965,656      18,009,393       26,172,698
    Provision for loan losses                                      --              --            65,000             --
                                                           ------------    ------------    ------------     ------------
    Net interest income after provision for loan losses       5,869,975       1,965,656      17,944,393       26,172,698

  Noninterest income:
    Asset administration fees                                49,253,084       8,129,872      57,462,455       78,324,689
    Proceeds from assignment of UIT servicing, net            2,572,298            --              --               --
    Computer service fees                                       505,534          83,424         482,275          643,668
    Other operating income                                    1,276,416         193,977       1,244,453        3,555,986
    Gain/(loss) on securities available for sale                   --              --            (2,488)         113,958
                                                           ------------    ------------    ------------     ------------
    Net operating revenue                                    59,477,307      10,372,929      77,131,088      108,810,999
                                                           ------------    ------------    ------------     ------------
OPERATING EXPENSES
  Compensation and benefits                                  33,286,403       6,035,592      39,095,879       53,456,470
  Technology and telecommunications                           6,404,922       1,052,445       7,894,033       10,655,583
  Transaction processing services                             2,885,483         382,528       5,684,553        8,000,104
  Occupancy                                                   4,543,448         682,675       4,527,043        4,620,412
  Depreciation and amortization                               1,267,724         194,190       1,615,881        2,070,170
  Travel and sales promotion                                    837,136         122,682       1,264,155        1,647,241
  Professional fees                                           1,080,252         132,933       1,289,976        2,011,291
  Insurance                                                   1,060,468         194,016         876,131          768,055
  Other operating expenses                                    1,202,832          79,903       2,365,772        4,133,065
                                                           ------------    ------------    ------------     ------------
    Total operating expenses                                 52,568,668       8,876,964      64,613,423       87,362,391
                                                           ------------    ------------    ------------     ------------
NET INCOME BEFORE INCOME TAXES AND MINORITY INTEREST          6,908,639       1,495,965      12,517,665       21,448,608
Provision for income taxes                                    2,782,225         664,325       4,851,504        7,381,452
Minority interest expense, net of income taxes                     --              --              --          1,437,276
                                                           ------------    ------------    ------------     ------------
NET INCOME                                                 $  4,126,414    $    831,640    $  7,666,161     $ 12,629,880
                                                           ------------    ------------    ------------     ------------
                                                           ------------    ------------    ------------     ------------
BASIC EARNINGS PER SHARE                                                   $       0.13    $       1.15     $       1.90
                                                                           ------------    ------------     ------------
                                                                           ------------    ------------     ------------
DILUTED EARNINGS PER SHARE                                                 $       0.12    $       1.14     $       1.85
                                                                           ------------    ------------     ------------
                                                                           ------------    ------------     ------------


See notes to consolidated financial statements.

INVESTORS FINANCIAL SERVICES CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEAR ENDED OCTOBER 31, 1995, THE TWO-MONTH PERIOD ENDED
DECEMBER 31, 1995 AND THE YEARS ENDED DECEMBER 31, 1996 AND 1997





                                                          Class A
                                                          Common           Common                           Deferred
                                                           Stock            Stock           Surplus       Compensation
                                                        ------------     ------------     ------------    ------------
BALANCE, NOVEMBER 1, 1994                               $       --       $ 10,001,940     $    470,296    $       --
Net income (Note 2)                                             --               --               --              --
Cash dividend, $0.06 per share                                  --               --               --              --
                                                        ------------     ------------     ------------    ------------
BALANCE, OCTOBER 31, 1995                               $       --       $ 10,001,940     $    470,296    $       --
                                                        ------------     ------------     ------------    ------------
                                                        ------------     ------------     ------------    ------------
Effect of share exchange (Note 1) (Note 2)              $      6,114     $     36,126     $ 18,491,472    $       --
Common stock issuance, net of costs of $3,829,062               --             23,000       34,097,938            --
Issuance of restricted stock                                    --              1,140        2,193,360      (2,194,500)
Conversion of Class A to common stock                           (179)             179             --              --
Amortization of deferred compensation                           --               --               --            76,713
Net income                                                      --               --               --              --
Net unrealized gain on securities available for sale            --               --               --              --
                                                        ------------     ------------     ------------    ------------
BALANCE, DECEMBER 31, 1995                                     5,935           60,445       54,782,770      (2,117,787)

Adjustment to costs of stock issuance                           --               --             35,193            --
Conversion of Class A to common stock                         (2,340)           2,340             --              --
Amortization of deferred compensation                           --               --               --           430,112
Exercise of stock options                                       --                  3            5,145            --
Net income                                                      --               --               --              --
Cash dividend to IFSC, $0.03 per share                          --               --               --              --
Cash dividend to S Corp                                         --               --               --              --
Change in net unrealized gain on
   securities available for sale                                --               --               --              --
                                                        ------------     ------------     ------------    ------------
BALANCE, DECEMBER 31, 1996                                     3,595           62,788       54,823,108      (1,687,675)



                                                                            Net
                                                                         Unrealized
                                                                          Gain on
                                                                         Securities
                                                          Retained        Available
                                                          Earnings         For Sale         Total
                                                        ------------     ------------    ------------
BALANCE, NOVEMBER 1, 1994                               $  3,866,372     $       --      $ 14,338,608

Net income (Note 2)                                        4,126,414             --         4,126,414
Cash dividend, $0.06 per share                               (60,000)            --           (60,000)
                                                        ------------     ------------    ------------
BALANCE, OCTOBER 31, 1995                               $  7,932,786     $       --      $ 18,405,022
                                                        ------------     ------------    ------------
                                                        ------------     ------------    ------------
Effect of share exchange (Note 1) (Note 2)              $   (128,690)    $       --      $ 18,405,022
Common stock issuance, net of costs of $3,829,062               --               --        34,120,938
Issuance of restricted stock                                    --               --              --
Conversion of Class A to common stock                           --               --              --
Amortization of deferred compensation                           --               --            76,713
Net income                                                   831,640             --           831,640
Net unrealized gain on securities available for sale            --            262,010         262,010
                                                        ------------     ------------    ------------
BALANCE, DECEMBER 31, 1995                                   702,950          262,010      53,696,323

Adjustment to costs of stock issuance                           --               --            35,193
Conversion of Class A to common stock                           --               --              --
Amortization of deferred compensation                           --               --           430,112
Exercise of stock options                                       --               --             5,148
Net income                                                 7,666,161             --         7,666,161
Cash dividend to IFSC, $0.03 per share                      (193,325)            --          (193,325)
Cash dividend to S Corp                                     (360,000)            --          (360,000)
Change in net unrealized gain on
   securities available for sale                                --            387,289         387,289
                                                        ------------     ------------    ------------
BALANCE, DECEMBER 31, 1996                                 7,815,786          649,299      61,666,901


INVESTORS FINANCIAL SERVICES CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEAR ENDED OCTOBER 31, 1995, THE TWO-MONTH PERIOD ENDED
DECEMBER 31, 1995 AND THE YEARS ENDED DECEMBER 31, 1996 AND 1997 (CONTINUED)


                                                                                                              Net
                                                                                                           Unrealized
                                                                                                            Gain on
                                          Class A                                                          Securities
                                          Common      Common                   Deferred       Retained     Available
                                          Stock       Stock       Surplus    Compensation     Earnings      For Sale       Total
                                         --------    --------   ------------  -----------   ------------   ----------  ------------
BALANCE, DECEMBER 31, 1996               $  3,595    $ 62,788   $ 54,823,108  $(1,687,675)  $  7,815,786   $  649,299  $ 61,666,901

Conversion of Class A to common stock      (3,595)      3,595           --           --             --           --            --
Amortization of deferred compensation        --          --             --        438,900           --           --         438,900
Exercise of stock options                    --           260        720,178         --             --           --         720,438

Net income                                   --          --             --           --       12,629,880         --      12,629,880
Cash dividend to IFSC, $0.08 per share       --          --             --           --         (515,622)        --        (515,622)

Cash dividend to S Corp                      --          --             --           --         (404,915)        --        (404,915)
Contribution of capital to S Corp            --          --          360,000         --             --           --         360,000

Change in net unrealized gain on
   securities available for sale             --          --             --           --             --        817,594       817,594
                                         --------    --------   ------------  -----------   ------------   ----------  ------------
BALANCE, DECEMBER 31, 1997               $   --      $ 66,643   $ 55,903,286  $(1,248,775)  $ 19,525,129   $1,466,893  $ 75,713,176
                                         --------    --------   ------------  -----------   ------------   ----------  ------------
                                         --------    --------   ------------  -----------   ------------   ----------  ------------



See notes to consolidated financial statements.

INVESTORS FINANCIAL SERVICES CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED OCTOBER 31, 1995, THE TWO-MONTH PERIOD ENDED DECEMBER 31, 1995 AND THE YEARS ENDED DECEMBER 31, 1996 AND 1997


                                                              October 31,      December 31,      December 31,      December 31,
                                                                 1995               1995             1996              1997
                                                             -------------     -------------     -------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                              $   4,126,414     $     831,640     $   7,666,161     $  12,629,880
                                                             -------------     -------------     -------------     -------------
     Adjustments to reconcile net income to net cash
          provided by operating activities:
     Depreciation and amortization                               1,267,724           194,190         1,615,881         2,070,170
     Amortization of deferred compensation                            --              76,713           430,112           438,900
     Provision for loan losses                                        --                --              65,000              --
     Amortization of premiums on securities, net of
          accretion on discounts                                   792,574           205,071         2,521,119         4,455,050
     (Gain)/loss on sale of securities available for sale             --                --               2,488          (113,958)
     (Gain)/loss on disposal of fixed assets                          --                --              15,211            (4,727)
     Deferred income taxes                                        (469,000)           78,377           898,513           336,851
     Adjustment to carrying value of interest rate floor
          contracts                                              1,057,700              --                --                --
     Changes in assets and liabilities:
           Accrued interest and fees receivable                   (189,689)         (868,478)       (5,967,922)       (6,466,156)
           Other assets                                           (873,128)          893,110        (3,246,298)       (4,735,830)
          Other liabilities                                      1,897,528          (866,148)        4,513,829         2,781,624
                                                             -------------     -------------     -------------     -------------
              Total adjustments                                 3,483,709          (287,165)          847,933        (1,238,076)
                                                             -------------     -------------     -------------     -------------
          Net cash provided by operating activities              7,610,123           544,475         8,514,094        11,391,804
                                                             -------------     -------------     -------------     -------------
CASH FLOWS FROM INVESTING  ACTIVITIES:

Proceeds from maturities of securities available for sale             --                --          48,406,151       105,833,935
Proceeds from maturities of securities held to maturity         18,404,529        12,865,343        39,691,309       107,992,568
Proceeds from sales of securities available for sale                  --                --          26,904,258        24,833,488
Purchases of securities available for sale                            --                --        (243,550,740)     (323,691,447)
Purchases of securities held to maturity                       (40,936,504)     (147,559,658)     (359,516,797)     (451,865,060)
Purchase of nonmarketable equity securities                           --                --            (967,400)       (4,509,200)
Net (increase) decrease in time deposits due from banks            (24,345)           24,345         1,000,000              --
Net (increase) decrease in federal funds sold and
     securities purchased under resale agreements              (36,000,000)       21,000,000      (105,000,000)       45,000,000
Net (increase) decrease in loans                                  (129,487)       (9,164,521)      (43,437,672)       10,291,932
Proceeds from sales of equipment and leasehold
     improvements                                                     --                --                --             189,121
Purchases of equipment and leasehold improvements               (1,669,173)         (159,587)       (3,790,514)       (4,918,994)
                                                             -------------     -------------     -------------     -------------
     Net cash used for investing activities                    (60,354,980)     (122,994,078)     (640,261,405)     (490,843,657)
                                                             -------------     -------------     -------------     -------------


INVESTORS FINANCIAL SERVICES CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED OCTOBER 31, 1995, THE TWO-MONTH PERIOD ENDED DECEMBER 31, 1995 AND THE YEARS ENDED DECEMBER 31, 1996 AND 1997 (CONTINUED)


                                                      October 31,      December 31,      December 31,      December 31,
                                                         1995              1995              1996              1997
                                                     -------------     -------------     -------------     -------------
CASH FLOWS FROM FINANCING ACTIVITIES:

Net increase (decrease) in demand deposits              53,411,987       (39,453,616)      142,007,125        89,702,331
Net increase in time and savings deposits                1,084,214        66,023,363       265,516,792       160,520,692
Net increase (decrease) in short-term borrowings          (751,725)       74,401,454       222,019,746       203,111,876
Proceeds from issuance of common stock                         130        37,950,000              --             720,438
Proceeds from exercise of stock options                       --                --               5,148              --
Proceeds from issuance of trust preferred stock               --                --                --          25,000,000
Costs of stock issuance                                       --          (3,829,062)           35,193          (838,896)
Contribution of capital to S Corp                             --                --                --             360,000
Dividends paid to IFSC shareholders                        (60,000)             --            (193,325)         (515,622)
Dividends paid to S Corp shareholders                         --                --            (360,000)         (404,915)
                                                     -------------     -------------     -------------     -------------
   Net cash provided by financing activities            53,684,606       135,092,139       629,030,679       477,655,904
                                                     -------------     -------------     -------------     -------------
INCREASE (DECREASE) IN CASH AND DUE FROM BANKS             939,749        12,642,536        (2,716,632)       (1,795,949)

CASH AND DUE FROM BANKS, BEGINNING OF PERIOD             8,228,862         9,168,611        21,811,147        19,094,515
                                                     -------------     -------------     -------------     -------------
CASH AND DUE FROM BANKS, END OF PERIOD               $   9,168,611     $  21,811,147     $  19,094,515     $  17,298,566
                                                     -------------     -------------     -------------     -------------
                                                     -------------     -------------     -------------     -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest                               $     898,000     $     197,750     $  17,253,000     $  45,968,000
                                                     -------------     -------------     -------------     -------------
                                                     -------------     -------------     -------------     -------------
Cash paid for income taxes                           $   2,919,000     $     885,000     $   4,220,000     $   7,049,000
                                                     -------------     -------------     -------------     -------------
                                                     -------------     -------------     -------------     -------------

See notes to consolidated financial statements.

INVESTORS FINANCIAL SERVICES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED OCTOBER 31, 1995, THE TWO-MONTH PERIOD ENDED DECEMBER 31, 1995 AND THE YEARS ENDED DECEMBER 31, 1996 AND 1997

--------------------------------------------------------------------------------

1.    DESCRIPTION OF BUSINESS

      Investors Financial Services Corp. ("IFSC") provides asset administration services for the financial services industry through its wholly owned subsidiaries, Investors Bank & Trust Company (the "Bank") and Investors Capital Services, Inc. The Bank provides global custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending, mutual fund administration and investment advisory services to a variety of financial asset managers, including mutual fund complexes, investment advisors, banks and insurance companies. IFSC and the Bank are subject to regulation by the Federal Reserve Board of Governors, the Office of the Commissioner of Banks of the Commonwealth of Massachusetts and the Federal Deposit Insurance Corporation.

      As used herein, the defined term "the Company" shall mean IFSC together with the Bank and its domestic and foreign subsidiaries from the date of the share exchange discussed below and shall mean the Bank prior to that date.

      On November 8, 1995, the business operations of the Company were separated from its former parent, Eaton Vance Corp. ("EVC"), by means of a tax-free, pro rata distribution of EVC's ownership interest in the Company to the EVC stockholders (the "Spin-off Transaction"). Immediately prior to the Spin-off Transaction, all of the stockholders of the Bank exchanged their 1,000,000 shares of the Bank's capital stock for a combination of 3,418,573 shares of Common Stock and 611,427 shares of Class A Common Stock ("Class A Stock") of a newly formed bank holding company formed for the purpose of facilitating the Spin-off Transaction. For financial reporting purposes, the exchange has been accounted for as if it occurred on November 1, 1995. Subsequent to the completion of the Spin-off Transaction, IFSC sold 2,300,000 additional shares of its Common Stock in an initial public offering at an offering price of $16.50 per share. The net effect of this transaction was an increase in the Company's consolidated capital of approximately $34,000,000.

      In December 1995, the Company changed its fiscal year end from October 31 to December 31.

      On September 19, 1997, pursuant to the terms of the Certificate of Incorporation of the Company, all shares of the Company's Class A Common Stock automatically converted into shares of the Company's Common Stock. The terms of the Class A Common Stock were identical to the terms of the Common Stock, except that the Common Stock receives only one vote per share rather than the ten votes per share previously received by Class A Common Stock.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Basis of Presentation--The consolidated financial statements include the accounts of the Company and its domestic and foreign subsidiaries. All significant intercompany accounts and transactions have been eliminated.

       Custody and Trust Assets--Asset administration fees, including securities lending and foreign exchange services and computer services fees, are composed primarily of fee and fee-related income and are recorded on the accrual basis.

       Accounting Estimates--The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Securities--The Company classifies all equity securities that have readily determinable fair values and all investments in debt securities into one of three categories, as follows:

     - Debt securities that the Company has the positive intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost.

     - Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

     - All other debt and equity securities are classified as available for sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity.

   Fair Value of Financial Instruments--Statement of Financial Accounting Standards ("SFAS") No. 107 requires the disclosure of the estimated fair value of financial instruments, whether or not recognized in the Company's consolidated balance sheets, estimated using available market information or other appropriate valuation methodologies.

   The carrying amounts of cash and due from banks are a reasonable estimate of their fair value. The fair value of the Company's securities is estimated based on quoted market prices. Both loans (including commitments to lend) and deposits (including time deposits) bear interest at variable rates and are subject to periodic repricing. As such, the carrying amount of loans and deposits is a reasonable estimate of fair value. The fair value of the Company's interest rate contracts is estimated based on quoted market prices. The Company does not have any other significant financial instruments.

   Loans--Interest income on loans is recorded on the accrual basis. Losses on loans are provided for under the allowance method of accounting. The allowance is increased by provisions charged to operating expenses based on amounts management considers necessary to meet reasonably foreseeable losses on loans.

   Equipment and Leasehold Improvements--Equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the assets which range from three to seven years.

   Income Taxes--Income tax expense is based on estimated taxes payable or refundable on a tax return basis for the current year and the changes in deferred tax assets and liabilities during the year in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are established for temporary differences between the accounting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled.

   Translation of Foreign Currencies--The functional currency of the Company's foreign subsidiaries is the U.S. dollar. Accordingly, gains and losses realized from the settlement of foreign currency transactions, which were not significant in the year ended October 31, 1995, the two-month period ended December 31, 1995, or the years ended December 31, 1996 and 1997, are included in other operating expenses in the consolidated statements of income.

   Derivative Financial Instruments--Prior to the assignment of the unit investment trust servicing more fully described in Note 11, the Bank used derivative financial instruments in the form of interest rate floor contracts ("Floors"). These instruments were matched with fees on trust and custody assets that were based on current interest rates. Periodic cash payments were accrued on a settlement basis. The premiums associated with the instruments were amortized over their term until they were adjusted to market value in March 1995 in connection with the sale of the hedged assets as more fully described in Note 11. The Company does not purchase derivative financial instruments for trading purposes. Interest rate swap agreements are matched with specific financial instruments reported on the balance sheet and periodic cash payments are accrued on a settlement basis.

   The Company also enters into interest rate swap agreements as discussed in
   Note 14 and foreign exchange contracts as discussed in Note 17. The Company implemented SFAS 119, "Disclosure About Derivative Financial Investments and Fair Value of Financial Instruments," in fiscal 1996. This standard requires expanded disclosure about amounts, nature and terms associated with the derivative financial instruments held. The adoption of SFAS 119 did not have a significant impact on the Company's consolidated financial statements.

   The Company enters into foreign exchange contracts with clients and simultaneously enters into a matched position with another bank. These contracts are subject to market value fluctuations in foreign currencies. Gains and losses from such fluctuations are netted and recorded as an adjustment of asset administration fees.

   Liabilities--"Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," SFAS No. 125 establishes consistent accounting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS No. 125 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers of financial assets that are secured borrowings based upon the existence of control. SFAS No. 125 was effective and adopted during fiscal 1997. SFAS No. 125 had no material effect upon the Company's consolidated financial statements.

   Stock-Based Compensation--The Company accounts for stock-based compensation using the intrinsic value-based method of Accounting Principles Board Opinion No. 25, as allowed under SFAS No. 123, "Accounting for Stock-Based Compensation."

   Earnings Per Share--In 1997, the Company adopted SFAS No. 128, "Earnings per Share," and SFAS No. 129, "Disclosure of Information about Capital Structure".

   SFAS No. 128 requires that entities with publicly held common stock or potential common stock compute, present, and disclose earnings per share based upon the Basic and/or Diluted earnings per share ("EPS"). Basic EPS were computed by dividing net income by the weighted average number of common shares outstanding during the year. Diluted EPS were computed by increasing the weighted average of common shares outstanding used in Basic EPS by the number of additional common shares that would have been outstanding if the dilutive common stock had been issued. Based upon the Company's capital structure, the Statement requires presentation of both Basic and Diluted EPS.

   SFAS No. 129 establishes standards for disclosure, in summary form with an entity's financial statements, the pertinent rights and privileges of the various securities outstanding. Under SFAS No. 129, the Company discloses within its financial statements the number of shares issued upon conversion, exercise, or satisfaction of required conditions during the most recent annual fiscal period.

   New Accounting Principles--"Reporting Comprehensive Income," SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position.

   SFAS No. 130 is effective for financial statements for periods beginning after December 15, 1997.

   "Disclosures about Segments of an Enterprise and Related Information," SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in the financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997.

   Reclassifications --Certain amounts in the prior periods' financial statements have been reclassified to conform to the current year's presentation.

    Acquisitions--On May 29, 1998, the Company acquired (the "AMT Acquisition") all of the outstanding share capital of AMT Capital Services, Inc. and AMT Capital Advisers, Inc. (collectively, "AMT Capital"), pursuant to an Agreement and Plan of Merger dated as of May 12, 1998 (the "Merger Agreement"), by and among the Company, Investors Acquisition Sub I, Inc., Investors Acquisition Sub II, Inc., AMT Capital and certain stockholders of AMT Capital (the "Former AMT Capital Stockholders") in exchange for 194,006 shares of the Company's Common Stock. Of the 194,006 shares of Common Stock issued to the Former AMT Capital Stockholders, 18,938 shares are being held in escrow by First Chicago Trust Company of New York as escrow agent pursuant to an Escrow Agreement dated as of May 29, 1998 among the Company, the Former AMT Capital Stockholders and the escrow agent (the "Escrow Agreement") until the earlier of (i) February 28, 1999 and (ii) the Company's first public announcement of earnings following completion by the Company's independent auditors of the first full-year audit of the Company's financial statements following May 29, 1998 to cover any reimbursable claims relating to the AMT Acquisition. The remaining 175,068 shares acquired by the Former AMT Capital Stockholders pursuant to the AMT Acquisition were registered on a Registration Statement on Form S-3 (File No. 333-58031), declared effective on July 9, 1998, and may be sold to the public by the Former AMT Capital Stockholders.

    The AMT Acquisition has been accounted for under the "pooling-of-interests" method and therefore the consolidated financial statements for all periods prior to the acquisition have been restated to include the accounts and operations of AMT Capital Services with those of the Company. The AMT Acquisition was structured as a tax-free reorganization under the Internal Revenue Code.

    AMT Capital is a New York-based firm recognized for providing fund administration services to global and domestic institutional investment management firms. The AMT Acquisition is intended to enhance the Company's offerings to institutional investment managers who outsource the administration of pooled investment products. Additionally, management believes that the combination of the substantial expertise at both the Company and AMT Capital should further strengthen the Company's strategic product development capabilities in support of clients worldwide. Upon the consummation of the AMT Acquisition, the AMT Capital companies were renamed Investors Capital Services, Inc. and Investors Capital Advisers, Inc., respectively.

    Prior to the business combination, AMT Capital was an S Corporation for the fiscal year ended December 31, 1997, and consequently, was not subject to federal income taxes. The proforma income tax provision for AMT Capital that would have been reported by the Company as an additional provision to its historical tax expense, had AMT Capital not been an S Corporation prior to the combination, was $535,000 for the year ended December 31, 1997.

   No adjustments to conform accounting policies of the Company and AMT Capital were required.

   Revenue and net income (loss) for the previously separate companies for the year ended October 31, 1995, the two-month period ended December 31, 1995, and the years ended December 31, 1996 and 1997 were:


                                                Two Months
                                                  Ended
                              October 31,      December 31,     December 31,     December 31,
                                  1995             1995             1996             1997
                              ------------     ------------     ------------     ------------
    NET OPERATING REVENUE:
         IFSC                 $ 57,432,387     $ 10,050,908     $ 74,576,110     $102,988,898
         AMT Capital             2,044,920          322,021        2,554,978        5,822,101
                              ------------     ------------     ------------     ------------
              Total           $ 59,477,307     $ 10,372,929     $ 77,131,088     $108,810,999
                              ------------     ------------     ------------     ------------
                              ------------     ------------     ------------     ------------
    NET INCOME:
         IFSC                 $  4,408,434     $    899,794     $  7,773,962     $ 11,580,261
         AMT Capital              (282,020)         (68,154)        (107,801)       1,049,619
                              ------------     ------------     ------------     ------------
              Total           $  4,126,414     $    831,640     $  7,666,161     $ 12,629,880
                              ------------     ------------     ------------     ------------
                              ------------     ------------     ------------     ------------
BASIC EARNINGS PER
       SHARE
         IFSC                                  $       0.14     $       1.21     $       1.80
         AMT Capital                                  (0.01)           (0.06)            0.10
                                               -------------    ------------     -------------
              Total                            $       0.13     $       1.15     $       1.90
                                               -------------    ------------     -------------
                                               -------------    ------------     -------------
DILUTED EARNINGS PER
       SHARE
         IFSC                                  $       0.14     $       1.20     $       1.75
         AMT Capital                                  (0.02)           (0.06)            0.10
                                               -------------    ------------     -------------
              Total                            $       0.12     $       1.14     $       1.85
                                               -------------    ------------     -------------
                                               -------------    ------------     -------------

    The changes in equity are detailed as follows for the periods excluded from the reported results of operations and for distinction from the previously reported effect of the share exchange described in (Note 1) :

    Statements of Stockholders' Equity:


                                                                                                               Net
                                                                                                            Unrealized
                                                                                                             Gain on
                                          Class A                                                           Securities
                                          Common       Common                    Deferred       Retained     Available
                                          Stock        Stock       Surplus     Compensation     Earnings      For Sale     Total
                                         -------    -----------   -----------   -----------    ----------    ---------  -----------
    Balance, November 1,1994             $  --      $10,001,940   $   470,296   $      --      $3,866,372    $    --    $14,338,608
    Net income--IFSC                        --             --            --            --       4,408,434         --      4,408,434
    Net income--AMT                         --             --            --            --        (282,020)        --       (282,020)
    Cash dividend, $0.06                    --             --            --            --         (60,000)        --        (60,000)
                                         -------    -----------   -----------   -----------    ----------    ---------  -----------
    Balance, October 31, 1995            $  --      $10,001,940   $   470,296   $      --      $7,932,786    $    --    $18,405,022
                                         -------    -----------   -----------   -----------    ----------    ---------  -----------
                                         -------    -----------   -----------   -----------    ----------    ---------  -----------
    Effect of share exchange  (Note 1)   $ 6,114    $    34,186   $18,021,176   $      --      $     --      $    --    $18,061,476
    Common stock issuance, net of
         costs of $3,829,062                --           23,000    34,097,938          --            --           --     34,120,938
    Issuance of restricted stock            --            1,140     2,193,360    (2,194,500)         --           --           --
    Conversion of Class A to common
         stock                              (179)           179          --            --            --           --           --
    Amortization of defferred
         compensation                       --             --            --          76,713          --           --         76,713
    Net income--IFSC                        --             --            --            --         899,794         --        899,794
    Net income--AMT                         --             --            --            --         (68,154)        --        (68,154)
    Effect of pooling of interests          --            1,940       470,296          --        (128,690)        --        343,546
    Net unrealized gain on securities
         available for sale                 --             --            --            --            --        262,010      262,010
                                         -------    -----------   -----------   -----------    ----------    ---------  -----------
    Balance, December 31, 1995           $ 5,935    $    60,445   $54,782,770   $(2,117,787)   $  702,950    $ 262,010  $53,696,323
                                         -------    -----------   -----------   -----------    ----------    ---------  -----------
                                         -------    -----------   -----------   -----------    ----------    ---------  -----------


3.      SECURITIES

       Carrying amounts and approximate market values of securities are summarized as follows as of December 31, 1996:


                                  Carrying      Unrealized     Unrealized    Approximate
       Held to Maturity             Value         Gains          Losses      Market Value
                                ------------   ------------   ------------   ------------
Mortgage-backed securities      $414,664,590   $  1,973,263   $  1,750,168   $414,887,685
Federal agency securities         37,517,495         49,546        224,972     37,342,069
Foreign government securities      7,827,838        124,987           --        7,952,825
                                ------------   ------------   ------------   ------------
Total                           $460,009,923   $  2,147,796   $  1,975,140   $460,182,579
                                ------------   ------------   ------------   ------------
                                ------------   ------------   ------------   ------------



                              Amortized     Unrealized      Unrealized      Carrying
       Available for Sale        Cost          Gains          Losses          Value
                             ------------   ------------   ------------   ------------
U.S. Treasury securities     $ 40,107,999   $    151,304   $          3   $ 40,259,300
Mortgage-backed securities    229,930,801      1,086,092        155,229    230,861,664
                             ------------   ------------   ------------   ------------
Total                        $270,038,800   $  1,237,396   $    155,232   $271,120,964
                             ------------   ------------   ------------   ------------
                             ------------   ------------   ------------   ------------


      Carrying amounts and approximate market values of securities are summarized as follows as of December 31, 1997:


                                     Carrying      Unrealized     Unrealized    Approximate
       Held to Maturity                Value         Gains          Losses      Market Value
                                   ------------   ------------   ------------   ------------
State and political subdivisions   $ 35,224,790   $  2,296,252   $       --     $ 37,521,042
Mortgage-backed securities          590,364,940      5,649,718        514,023    595,500,635
Federal agency securities           168,687,478        545,863        491,229    168,742,112
Foreign government securities         7,768,869        175,731           --        7,944,600
                                   ------------   ------------   ------------   ------------
Total                              $802,046,077   $  8,667,564   $  1,005,252   $809,708,389
                                   ------------   ------------   ------------   ------------



                              Amortized     Unrealized      Unrealized      Carrying
       Available for Sale        Cost          Gains          Losses          Value
                             ------------   ------------   ------------   ------------
U.S. Treasury securities     $ 30,002,114   $     90,136   $       --     $ 30,092,250
Municipal bonds                 8,348,265         33,588           --        8,381,853
Mortgage-backed securities    422,207,689      2,624,065        455,768    424,375,986
                             ------------   ------------   ------------   ------------
Total                        $460,558,068   $  2,747,789   $    455,768   $462,850,089
                             ------------   ------------   ------------   ------------
                             ------------   ------------   ------------   ------------


       Nonmarketable equity securities at December 31, 1996 and 1997 consisted of stock of the Federal Home Loan Bank of Boston (the "FHLBB"). As a member of the FHLBB, the Company is required to invest in $100 par value stock of the FHLBB in an amount equal to the greater of (i) 1% of its outstanding residential mortgage loan principal (including mortgage pool securities), (ii) 0.3% of total assets, and (iii) total advances from the FHLBB, divided by a leverage factor of 2. If and when such stock is redeemed, the Company will receive an amount equal to the par value of the stock.

      The carrying amounts and approximate market values of securities by effective maturity are as follows:


                                       December 31, 1996             December 31, 1997
                                    Carrying     Approximate     Carrying      Approximate
       Held to Maturity              Value      Market Value      Value       Market Value

Due within one year              $ 19,052,213   $ 18,873,837   $       --     $       --
Due from one to five years        114,459,070    113,819,081    357,580,590    360,361,877
Due five years up to ten years    240,620,332    241,016,881    183,840,479    184,373,997
Due after ten years                85,878,308     86,472,780    260,625,008    264,972,515
                                 ------------   ------------   ------------   ------------
Total                            $460,009,923   $460,182,579   $802,046,077   $809,708,389
                                 ------------   ------------   ------------   ------------
                                 ------------   ------------   ------------   ------------


                                      December 31, 1996            December 31, 1997
                                   Amortized      Carrying      Amortized       Carrying
       Available for Sale            Cost           Value         Cost           Value
                                 ------------   ------------   ------------   ------------
Due within one year              $ 19,964,080   $ 20,046,800   $ 20,020,094   $ 20,039,100
Due from one to five years        213,758,992    214,525,641    307,636,460    309,517,768
Due five years up to ten years     36,315,728     36,548,523    132,367,416    132,756,384
Due after ten years                      --             --          534,098        536,837
                                 ------------   ------------   ------------   ------------
Total                            $270,038,800   $271,120,964   $460,558,068   $462,850,089
                                 ------------   ------------   ------------   ------------
                                 ------------   ------------   ------------   ------------


     The maturity distributions of mortgage-backed securities have been allocated over maturity groupings based upon actual pre-payments to date and anticipated pre-payments based upon historical experience.

     Five securities available for sale were sold during the year ended December 31, 1997 resulting in gains totaling $113,958.

     The carrying value of securities pledged amounted to approximately $362,000,000 and $590,000,000 at December 31, 1996 and December 31, 1997,
     respectively. Securities are pledged primarily to secure public funds and clearings with other depository institutions.

4.    LOANS

      Loans consist of demand loans with individuals and not-for-profit institutions located in the greater Boston, Massachusetts metropolitan area and loans to mutual fund clients. The loans to mutual funds include lines of credit and advances pursuant to the terms of the custody agreements between the Company and those mutual fund clients to facilitate securities transactions and redemptions. Generally, the loans are, or may be, in the event of default, collateralized with marketable securities held by the Company as custodian. There were no impaired or nonperforming loans at December 31, 1996 or December 31, 1997. In addition, there have been no loan charge-offs or recoveries during the year ended October 31, 1995, the two months ended December 31, 1995 or the years ended December 31, 1996 and 1997. Loans consisted of the following at December 31, 1996 and December 31, 1997:


                                       December 31,  December 31,
                                          1996          1997
Loans to individuals                   $23,448,999   $26,857,933
Loans to not-for-profit institutions        12,500        12,500
Loans to mutual funds                   42,875,390    29,174,524
                                       -----------   -----------
                                        66,336,889    56,044,957

Less allowance for loan losses             100,000       100,000
                                       -----------   -----------
Total                                  $66,236,889   $55,944,957
                                       -----------   -----------
                                       -----------   -----------


     The Company had commitments to lend of approximately $37,128,000 and $62,845,000 at December 31, 1996 and December 31, 1997, respectively. The terms of these commitments are similar to the terms of outstanding loans.


5.    EQUIPMENT AND LEASEHOLD IMPROVEMENTS

      The major components of equipment and leasehold improvements are as follows at December 31, 1996 and December 31, 1997:


                                                 December 31,  December 31,
                                                    1996          1997
Furniture, fixtures and equipment                $ 8,856,031   $11,660,572
Leasehold improvements                             1,229,593       977,336
                                                 -----------   -----------
Total                                             10,085,624    12,637,908

Less accumulated depreciation and amortization     4,193,824     4,081,677
                                                 -----------   -----------
Equipment and leasehold improvements, net        $ 5,891,800   $ 8,556,231
                                                 -----------   -----------
                                                 -----------   -----------

6.    DEPOSITS

      Time deposits at December 31, 1996 and December 31, 1997 include noninterest-bearing amounts of approximately $55,000,000 and $65,000,000, respectively.

      All time deposits had a minimum balance of $100,000 and a maturity of less than three months at December 31, 1996 and December 31, 1997.

7.    SHORT-TERM BORROWINGS

      The major components of short-term borrowings are as follows at December 31, 1996 and December 31, 1997:


                                  December 31,  December 31,
                                     1996           1997
Repurchase agreements            $296,421,201   $499,188,363
Treasury, tax and loan account        399,551        744,265
                                 ------------   ------------
Total                            $296,820,752   $499,932,628
                                 ------------   ------------
                                 ------------   ------------

      The Company enters into repurchase agreements whereby securities are sold by the Company under agreements to repurchase. The interest rate on the outstanding agreements at December 31, 1996 was 5.91% and all agreements matured on January 2, 1997. The interest rate on the outstanding agreements at December 31, 1997 ranged from 4.95% to 5.90% and all agreements mature by March 3, 1998.

      The Company receives federal tax deposits from clients as an agent for the Federal Reserve Bank and accumulates these deposits in the Treasury, Tax and Loan account. The Federal Reserve Bank charges the Company interest at the Federal Funds rate on such deposits. The interest rates on the outstanding balances at December 31, 1996 and December 31, 1997 were 5.10% and 5.26% respectively.

      The following securities were pledged under the repurchase agreements at December 31, 1996 and December 31, 1997:


                                       December 31, 1996             December 31, 1997
                                    Carrying     Approximate     Carrying      Approximate
       Held to Maturity              Value      Market Value      Value       Market Value
U.S. Treasury securities         $ 37,249,940   $ 37,249,940   $ 20,392,469   $ 20,392,469
Federal agency securities          25,000,000     24,803,950           --             --
Mortgage-backed securities        245,689,672    246,777,873    501,141,751    503,300,183
                                 ------------   ------------   ------------   ------------
Total                            $307,939,612   $308,831,763   $521,534,220   $523,692,652
                                 ------------   ------------   ------------   ------------
                                 ------------   ------------   ------------   ------------


      The amount outstanding at December 31, 1997 was the highest amount outstanding at any month end during the year ended December 31, 1997. The average balance during the year ended December 31, 1997 was $509,288,000.

8.    INCOME TAXES

      The components of income tax expenses are as follows for the year ended October 31, 1995, the two-month period ended December 31, 1995, and the years ended December 31, 1996 and 1997:


                      October 31,    December 31,  December 31,  December 31,
                         1995            1995         1996          1997
Current:
  Federal            $ 2,763,225    $   439,507   $ 3,576,931   $ 5,453,161
  State                  484,000        139,429       182,809       773,510
  Foreign                  4,000          7,012       193,251         9,462
                     -----------    -----------   -----------   -----------
                       3,251,225        585,948     3,952,991     6,236,133
                     -----------    -----------   -----------   -----------
Deferred:
  Federal               (391,000)        50,538       619,357       246,014
  State                 (154,000)        17,580       240,861        90,838
  Foreign                 76,000         10,259        38,295          --
                     -----------    -----------   -----------   -----------
                        (469,000)        78,377       898,513       336,852
                     -----------    -----------   -----------   -----------
Minority Interest           --             --            --         808,467
                     -----------    -----------   -----------   -----------
Total income taxes   $ 2,782,225    $   664,325   $ 4,851,504   $ 7,381,452
                     -----------    -----------   -----------   -----------
                     -----------    -----------   -----------   -----------


      Differences between the effective income tax rate and the federal statutory rates are as follows for the year ended October 31, 1995, the two-month period ended December 31, 1995, and the years ended December 31, 1996 and 1997:

                                                 October 31,    December 31,   December 31,   December 31,
                                                    1995           1995          1996             1997
Federal statutory rate                             34.00%         34.00%         35.00%         35.00%
State income tax rate, net of federal benefit       3.15           6.93           2.20           2.61
Foreign income taxes with different rates           0.76           0.76           1.20           0.03
Tax-exempt income, net of disallowance               --             --             --           (2.35)
Other                                               2.36           2.72           0.36          (0.88)
                                                   -----          -----          -----          -----
Effective tax rate                                 40.27%         44.41%         38.76%         34.41%


     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities consist of the following at December 31, 1996 and December 31, 1997:


                                     December 31,   December 31,
                                         1996           1997
Deferred tax assets:
  Employee benefit plans             $   933,216    $   829,330
  Other                                   37,562         84,716
                                     -----------    -----------
                                         970,778        914,046
Deferred tax liabilities:
  Prepaid insurance                     (620,979)      (636,948)
  Securities available for sale         (432,866)      (825,128)
  Unearned compensation                 (183,175)      (139,431)
  Depreciation and amortization         (106,514)      (414,409)
                                     -----------    -----------
Net deferred tax asset (liability)   $  (372,756)   $(1,101,870)
                                     -----------    -----------
                                     -----------    -----------


      Net deferred tax liabilities are reported as a component of other liabilities in the 1996 and 1997 consolidated balance sheets.

9. COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST HOLDING JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES OF THE COMPANY

      On January 31, 1997, a trust sponsored and wholly owned by the Company issued $25,000,000 in 9.77% Trust Preferred Securities (the "Capital Securities"), the proceeds of which were invested by the trust in the same aggregate principal amount of the Company's newly issued 9.77% Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the "Junior Subordinated Debentures"). The $25,000,000 aggregate principal amount of the Junior Subordinated Debentures represents the sole asset of the Trust. The Company has guaranteed, on a subordinated basis, distributions and other payments due on the Capital Securities (the "Guarantee"). The Guarantee, when taken together with the Company's obligations under (i) the Debentures; (ii) the indenture pursuant to which the Junior Subordinated Debentures were issued; and (iii) the Amended and Restated Declaration of Trust governing the Trust constitutes a full and unconditional guarantee of the Trust's obligations under the Capital Securities.

10.   STOCKHOLDERS' EQUITY

      The Company has authorized 1,000,000 shares of Preferred Stock, 650,000 shares of Class A Common Stock and 20,000,000 shares of Common Stock, all with a par value of $.01 per share. At December 31, 1996 and December 31, 1997, there were no preferred shares issued or outstanding. There were 359,545 and 0 shares of Class A Common Stock and 6,278,773 and 6,664,319 shares of Common Stock issued and outstanding at December 31, 1996 and December 31, 1997, respectively.

      The Company has three stock option plans, the 1995 Stock Plan, the 1995 Non-Employee Director Stock Option Plan, and the 1997 Employee Stock Purchase Plan. Under the terms of the 1995 Stock Plan, the Company may grant options to purchase up to a maximum of 560,000 shares of Common Stock to certain employees, consultants, directors and officers. On November 18, 1997, subject to approval by a majority of the holders of the Company's Common Stock eligible to vote thereon, the Board of Directors of the Company authorized the issuance of up to an additional 600,000 shares of Common Stock under the 1995 Stock Plan. The options may be awarded as incentive stock options (employees only), nonqualified stock options, stock awards or opportunities to make direct purchases of stock.

   Under the terms of the 1995 Non-Employee Director Stock Option Plan, the Company may grant options to non-employee directors to purchase up to a maximum of 40,000 shares of Common Stock. Options to purchase 2,500 shares of Common Stock were awarded at the date of initial public offering to each director. Subsequently, any director elected or appointed after such date will receive an automatic initial grant of options to purchase 2,500 shares upon becoming a director. Thereafter, each director will receive an automatic grant of options to purchase 2,500 shares effective upon each one-year anniversary of the date of such director's original grant. Additionally, non-employee directors may elect to receive options to acquire shares of the Company's Common Stock in lieu of such director's cash retainer. Any election is subject to certain restrictions under the 1995 Non-Employee Director Stock Option Plan. The number of shares of stock underlying the option is equal to the quotient obtained by dividing the cash retainer by the value of an option on the date of grant as determined using the Black-Scholes model.

   The exercise price of options under the 1995 Non-Employee Director Stock Option Plan and the incentive options under the 1995 Stock Plan may not be less than the fair market value at the date of the grant. The exercise price of the nonqualified options from the 1995 Stock Plan is determined by the compensation committee of the Board of Directors. All options become exercisable as specified at the date of the grant.

   In November 1995, the Company granted 114,000 shares to certain officers of the Company under the 1995 Stock Plan. Of these grants, 105,000 shares vest in sixty equal monthly installments, and the remainder vest in five equal annual installments. Upon termination of employment, the Company has the right to repurchase all unvested shares at a price equal to the fair market value at the date of the grant. The Company has recorded deferred compensation of $1,687,675 and $1,248,775 at December 31, 1996 and December 31, 1997, respectively, pursuant to these grants.

   The 1997 Employee Stock Purchase Plan was adopted by the Board of Directors on January 14, 1997 and subsequently approved by the stockholders at the Company's 1997 Annual Meeting. The Company has authorized the issuance of 140,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees. The 1997 Purchase Plan permits eligible employees to purchase up to 1,000 shares of Common Stock per payment period, subject to limitations provided by Section 423(b) of the Internal Revenue Code, through accumulated payroll deductions. The purchases are made twice a year at a price equal to the lesser of (i) 90% of the average market value of the Common Stock on the first business day of the payment period, or
   (ii) 90% of the average market value of the Common Stock on the last business day of the payment period. Annual payment periods consist of two six-month periods, January 1 through June 30 and July 1 through December 31.

   Summary option activity under the 1995 Non-Employee Director Stock Option Plan and the 1995 Stock Plan is as follows:


                                                   Number of   Weighted-Average
                                                    Shares      Exercise Price

Outstanding at December 31, 1995                    211,500    $     17
Granted                                             141,150          26
Exercised                                              (312)         21
Canceled                                             (7,188)         17
                                                     ------

Outstanding at December 31, 1996                    345,150          21
                                                     ------
Outstanding and exercisable at December 31, 1996     60,489
                                                     ------
Outstanding at December 31, 1996                    345,150    $     21
Granted                                             187,262          43
Exercised                                           (14,753)         17
Canceled                                               (375)         17
                                                     ------
Outstanding at December 31, 1997                    517,284          30
                                                     ------
Outstanding and exercisable at December 31, 1997    148,939
                                                     ------


      Under the Employee Stock Purchase Plan, adopted in fiscal year 1997, the Company sold 11,248 shares of Common Stock to employees at December 31, 1997. The exercise price of the stock was $41.50, or 90% of the average market value of the Common Stock on the last business day of the payment period.

  Employee Stock-Based Compensation - With respect to employee stock-based compensation, the Company has adopted the disclosure-only requirements of SFAS No. 123. Accordingly, no compensation cost has been recognized in the accompanying financial statements for employee stock-based compensation awarded under the three employee stock option plans. If compensation cost had been determined for awards granted under the employee stock option plans based on the fair value of the awards at the date of grant in accordance with the provisions of SFAS No. 123, the Company's net income and earnings per share for the years ended December 31, 1996 and December 31, 1997 would have decreased to the pro forma amounts indicated below:


                                                     December 31,    December 31,
                                                        1996             1997
    Net income                       As reported     $  7,666,161    $  12,629,880
                                     Pro forma          7,394,933       12,025,781

    Basic earnings per share         As reported             1.15             1.90
                                     Pro forma               1.11             1.81

    Diluted earnings per share       As reported             1.14             1.85
                                     Pro forma               1.10             1.76


  The fair value of each option grant under the employee stock option plan was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for the years ended December 31, 1997 and 1996, respectively: an assumed risk-free interest rate of 5.61% and 6.25%, an expected life of five years for both years, an expected volatility of 27% and 20%, and nominal dividends paid for both years.

  The fair value of each option grant under the employee stock purchase plan was estimated by computing the option discount which is the difference between the average market value of the Company's Common Stock during the payment period and the lesser of (i) 90% of the average market value of the Common Stock on the first business day of the payment period, or (ii) 90% of the average market value of the Common Stock on the last business day of the payment period.

      Earnings Per Share - As a result of the EPS methods required to be disclosed by the Company under SFAS No. 128, the Statement also requires disclosure of a reconciliation from Basic EPS to Diluted EPS for the two-month period ended December 31, 1995, and for the years ended December 31, 1996 and 1997 as follows:


                                                                                           Per-Share
                                                                 Income         Shares      Amount
December 31, 1997
Basic EPS
Income available to common stockholders                        $12,629,880     6,640,434   $   1.90
                                                                                           --------
                                                                                           --------
Dilutive effect of common equivalent shares of stock options                     169,175
                                                                               ---------
Diluted EPS
Income available to common stockholders                        $12,629,880     6,809,609   $   1.85
                                                               -----------     ---------   --------
                                                               -----------     ---------   --------

December 31, 1996
Basic EPS
Income available to common stockholders                        $ 7,666,161     6,638,201   $   1.15
                                                                                           --------
                                                                                           --------

Dilutive effect of common equivalent shares of stock options                      60,187
                                                                               ---------
Diluted EPS
Income available to common stockholders                        $ 7,666,161     6,698,388   $   1.14
                                                               -----------     ---------   --------
                                                               -----------     ---------   --------

December 31, 1995
Basic EPS
Income available to common stockholders                        $   831,640     6,638,006   $   0.13
                                                                                           --------
                                                                                           --------

Dilutive effect of common equivalent shares of stock options                      36,561
                                                                               ---------
Diluted EPS
Income available to common stockholders                        $   831,640     6,674,567   $   0.12
                                                               -----------     ---------   --------
                                                               -----------     ---------   --------



11.  PROCEEDS FROM ASSIGNMENT OF UNIT INVESTMENT TRUST SERVICING, NET

     On March 1, 1995, the Company recognized a net gain of $2,572,298 of noninterest income resulting from the assignment to another company of the rights to service approximately $5.0 billion of unit investment trust assets. In connection with the assignment, the Company adjusted to market value interest rate floors with a notional amount of $80,000,000, and the resulting loss of $1,057,700 is reported net of the cash proceeds from the assignment of unit investment trust servicing. These interest rate floors had previously been designated as hedges of fees from the unit investment trusts (see Note 14).

12.   EMPLOYEE BENEFIT PLANS

      Pension Plan - The Company has a trusteed, noncontributory, qualified defined benefit pension plan covering substantially all of its employees who were hired before January 1, 1997. The benefits are based on years of service and the employee's compensation during employment. The Company's funding policy is to contribute annually the maximum amount which can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for benefits expected to be earned in the future.

      The Company established a supplemental retirement plan in 1994 that covers certain employees and pays benefits that supplements any benefits paid under the qualified plan. Benefits under the supplemental plan are generally based on compensation not includable in the calculation of benefits to be paid under the qualified plan. The total cost of this plan to the Company was $86,563, $6,827, $36,960 and $60,002 in the year ended October 1995, the two-month period ended December 31, 1995, and the years ended December 31, 1996 and
      December 31, 1997, respectively.

      The following table sets forth the funded status and accrued pension cost for the Company's pension plans.


                                                                  December 31,   December 31,
                                                                     1996            1997
Actuarial present value of benefit obligations:
  Accumulated benefit obligations, including vested benefits of
   $3,746,000 and $4,316,000 for December 31, 1996 and
   1997, respectively                                             $ 4,109,000    $ 4,775,000
                                                                  -----------    -----------
                                                                  -----------    -----------
Projected benefit obligations for services rendered to date       $ 6,885,000    $ 6,285,000
Plan assets at fair value, primarily listed stocks and U.S.
   government obligations                                           6,213,000      8,168,000
                                                                  -----------    -----------
Projected benefit obligations in excess of assets                    (672,000)     1,883,000
Unrecognized net gain from past experience different from
   that assumed and effects of changes in assumptions              (1,075,000)    (3,363,000)
Prior service cost not yet recognized in periodic pension cost        238,000        210,000
Unrecognized net (asset) liability                                   (378,000)      (339,000)
                                                                  -----------    -----------
Accrued pension cost                                              $(1,887,000)   $(1,609,000)
                                                                  -----------    -----------
                                                                  -----------    -----------


     Net pension cost included the following components for the year ended October 31, 1995, the two-month period ended December 31, 1995 and the years ended December 31, 1996 and 1997:


                                       October 31,    December 31,  December 31,    December 31,
                                          1995            1995          1996            1997
Service cost - benefits earned
          during the period            $   618,000    $   123,000    $   848,000    $   540,000
Interest cost on projected benefit
          obligations                      425,000         86,000        520,000        557,000
Return on plan assets                     (420,000)       (73,000)    (1,013,000)    (1,279,000)
Net amortization and deferral               (5,000)         1,000        508,000        714,000
                                       -----------    -----------    -----------    -----------
Net periodic pension cost              $   618,000    $   137,000    $   863,000    $   532,000
                                       -----------    -----------    -----------    -----------
                                       -----------    -----------    -----------    -----------


       The weighted average discount rate and the rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations were as follows:


                                                   December 31,  December 31,
                                                     1996          1997
Weighted average discount rate                       7.5%          7.5%
Rate of increase in future compensation levels       5.0           5.0
Long-term rate of return on plan assets              8.5           8.5


       Employee Savings Plan--The Company sponsors a qualified defined contribution employee savings plan covering substantially all employees who elect to participate. The Company matches employee contributions to the plan up to specified amounts. The total cost of this plan to the Company was $222,000, $36,000, $208,000 and $436,000 in the year ended
       October 31, 1995, the two-month period ended December 31, 1995, and the years ended December 31, 1996 and 1997, respectively.

13.   RELATED-PARTY TRANSACTIONS

      As a result of the Spin-off Transaction described in Note 1, transactions between the Company and EVC are no longer considered related-party transactions. However, prior to the Spin-off Transaction, the Company entered into various transactions with EVC and a group of mutual funds sponsored by EVC. The following is a summary of such related-party transactions for the year ended October 31, 1995:


                                       October 31,
                                          1995

Asset administration fee income        $8,355,000
Computer service fee income               506,000
Occupancy expense                         260,000



     The aggregate of the above fees exceeded 10% of the Company's interest income and non-interest income.

     In addition, EVC and its group of mutual funds had the following amounts outstanding with the Company at October 31, 1995:


Fees receivable        $    308,000
Deposits                102,869,000


14.  OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

     Lines of Credit - At December 31, 1997, the Company had commitments to individuals under collateralized open lines of credit totaling $90,726,000, against which $27,881,000 in loans were drawn. The credit risk involved in issuing lines of credit is essentially the same as that involved in extending loan facilities. The Company does not anticipate any loss as a result of these lines of credit.

     Interest-Rate Contracts - The following table summarizes the contractual or notional amounts of derivative financial instruments held by the Company at December 31, 1996 and 1997:


                                December 31,        December 31,
                                   1996                 1997
Interest rate contracts:
Swap agreements                 $180,000,000        $340,000,000
Floor contracts                   30,000,000                --


     Interest rate contracts involve an agreement with a counterparty to exchange cash flows based on an underlying interest rate index. An interest rate floor is a contract purchased from a counterparty which specifies a minimum interest rate for the specified period of time. A swap agreement involves the exchange of a series of interest payments, either at a fixed or variable rate, based upon the notional amount without the exchange of the underlying principal amount. The Company's exposure from these interest rate contracts results from the possibility that one party may default on its contractual obligation. Credit risk is limited to the positive market value of the derivative financial instrument, which is significantly less than the notional value. During 1997, the Company entered into agreements to assume fixed-rate interest payments in exchange for variable market-indexed interest payments. The original terms range from 12 to 24 months. The weighted-average fixed-payment rates were 5.90 percent at December 31, 1997. Variable-interest payments received are indexed to 1 month LIBOR. At December 31, 1997, the weighted-average rate of variable market-indexed interest payment obligations to the Bank was 5.79 percent. The effect of these agreements was to lengthen short-term variable rate liabilities into longer-term fixed rate liabilities. These contracts had no carrying value and the market value was approximately ($358,000) at December 31, 1997.

15.   COMMITMENTS AND CONTINGENCIES

     Restrictions on Cash Balances - The Company is required to maintain certain average cash reserve balances with the Federal Reserve Bank. The reserve balance requirement as of December 31, 1997 was $37,081,000. In addition, other cash balances in the amount of $1,562,000 were pledged to secure clearings with a depository institution as of December 31, 1997.

     Lease Commitments - Minimum future commitments on noncancelable operating leases at December 31, 1997 were as follows:

                                     Bank
Fiscal Year Ending                  Premises                 Equipment
         1998                      $6,295,249              $  1,997,720
         1999                       6,323,661                 1,661,790
         2000                       6,058,369                   525,269
         2001                       5,938,891                         -
         2002 and beyond           30,915,062                         -


     Total rent expense was $5,839,000, $901,000, $6,099,000 and $6,605,000 for
     the year ended October 31, 1995, the two months ended December 31, 1995, and the years ended December 31, 1996 and 1997, respectively.

     On February 1, 1996, the Company entered into a five year facility management agreement with a third party provider of duplicating and delivery services. Under the terms of the agreement, the Company agreed to pay minimum annual charges of $387,214, $406,788, $427,119, and $35,735 in the years ended December 31, 1998, 1999, 2000, and 2001, respectively. These minimum charges can increase due to certain usage thresholds. Service expense under this contract was $452,463 for the year ended December 31, 1997.

     Contingencies - The Company provides global custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending and mutual fund administration services to a variety of financial asset managers, including mutual fund complexes, investment advisors, banks and insurance companies. Assets under custody and management, held by the Company in a fiduciary capacity, are not included in the consolidated balance sheets since such items are not assets of the Company. Management conducts regular reviews of its fiduciary responsibilities and considers the results in preparing its consolidated financial statements. In the opinion of management, there are no contingent liabilities at December 31, 1997 that are material to the consolidated financial position or results of operations of the Company.

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value and estimated fair value of financial instruments are as follows at December 31, 1996 and 1997 (in thousands):


                                                      December 31, 1996        December 31, 1997
                                                     Carrying      Fair       Carrying      Fair
                                                      Amount      Value        Amount      Value
     On-balance sheet amounts:

       Cash and due from banks                      $  19,226   $  19,226    $  17,038   $  17,038
       Federal funds sold                             120,000     120,000       75,000      75,000
       Securities held to maturity                    460,010     460,183      802,046     809,708
       Securities available for sale                  271,121     271,121      462,850     462,850
       Loans                                           66,237      66,237       55,945      55,945
       Deposits                                       596,517     596,517      846,740     846,740

     Off-balance sheet amounts:
       Commitments to lend ($37,127 and
          $62,845 at December 31, 1996 and 1997)         --        37,127         --        62,845
       Interest rate floor contracts
       (notional amounts of $30,000 and
          $0 at December 31, 1996 and 1997)              --          --           --          --
       Interest rate swap agreements
       (notional amounts of $180,000 and $340,000
           at December 31, 1996 and 1997)                --      (112,160)        --      (357,927)
       Foreign exchange contracts
       (notional amounts of $114,302 and
           $45,884 at December 31, 1996 and 1997)        --          --           --          --


      The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996 and 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been significantly revalued for purposes of these consolidated financial statements since those dates and therefore, current estimates of fair value may differ significantly from the amounts presented herein.

17.  FOREIGN EXCHANGE CONTRACTS

      A summary of foreign exchange contracts outstanding at December 31, 1996 and December 31, 1997 is as follows (in thousands):


                                December 31, 1996                    December 31, 1997
                                                Unrealized                         Unrealized
       Currency        Purchases      Sales      Gain/Loss   Purchases      Sales   Gain/Loss
Hong Kong (HKD)        $ 1,807      $ 1,807         --        $ 5,011      $ 5,011      --
Japan (JPY)             40,828       40,828         --          5,000        5,000      --
France (FRF)             1,093        1,093         --          4,292        4,292      --
United Kingdom (GBP)     1,873        1,873         --          3,440        3,440      --
Malaysia (MYR)           6,009        6,009         --          1,218        1,218      --
Germany (DEM)            2,118        2,118         --          1,016        1,016      --
Switzerland (CHF)         --           --           --            483          483      --
Singapore (SGD)            331          331         --            368          368      --
Sweden (SEK)               139          139         --            317          317      --
Canada (CAD)              --           --           --            278          278      --
Netherlands (NLG)          918          918         --            271          271      --
Spain (ESP)                 85           85         --            185          185      --
Italy (ITL)                 51           51         --            145          145      --
Other currencies         1,894        1,894         --            918          918      --
                       -------      -------       -----       -------      -------    -----
                       $57,146      $57,146         --        $22,942      $22,942      --
                       -------      -------       -----       -------      -------    -----
                       -------      -------       -----       -------      -------    -----


      The maturity of contracts outstanding as of December 31, 1997 is as follows:


           Maturity                    Purchases                     Sales

           January  1998               $  17,279                 $  17,279
           February  1998                  5,663                     5,663


18.   REGULATORY MATTERS

       The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

       Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Company and the Bank meet all capital adequacy requirements to which it is subject.

     As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Company and the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company and the Bank must maintain minimum total risk-based, Tier I risk based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Company's or the Bank's category. The following table presents the capital ratios for the Bank and the Company for the years ended December 31, 1997 and December 31, 1996. The capital ratios for the Bank were substantially the same as the capital ratios of the Company for the year ended December 31, 1996.


                                                                                                       To Be Well
                                                                                                    Capitalized Under
                                                                             For Capital            Prompt Corrective
                                                        Actual             Adequacy Purposes:       Action Provisions:
                                                 --------------------     -------------------     ----------------------
                                                  Amount       Ratio        Amount      Ratio       Amount         Ratio
                                                 -----------   ------     -----------  ------     -----------     ------
      As of December 31, 1997:
        Total Capital
          (to Risk                               $98,507,386    29.20%    $26,984,903    8.00%        N/A
           Weighted Assets--the Company)
          (to Risk
           Weighted Assets--the Bank)            $96,140,693    28.57%    $26,918,947    8.00%    $33,648,684      10.00%
        Tier I Capital
          (to Risk                               $98,407,386    29.17%    $13,492,452    4.00%        N/A
           Weighted Assets--the Company)
          (to Risk
           Weighted Assets--the Bank)            $96,040,693    28.54%    $13,459,473    4.00%    $20,189,210       6.00%
        Tier I Capital
         (to Average Assets--the Company)        $98,407,386     6.44%    $61,105,815    4.00%        N/A
         (to Average Assets--the
           Bank)                                 $96,040,693     6.31%    $60,892,699    4.00%    $76,115,874       5.00%
      As of December 31, 1996:
        Total Capital
         (to Risk Weighted Assets)               $61,010,892    24.61%    $19,833,287    8.00%    $24,791,609      10.00%
        Tier I Capital
         (to Risk Weighted Assets)               $60,910,892    24.57%    $ 9,916,644    4.00%    $14,874,965       6.00%
        Tier I Capital
         (to Average Assets)                     $60,910,892     9.68%    $25,128,284    4.00%    $31,410,355       5.00%


       Under Massachusetts law, trust companies such as the Bank may only pay dividends out of "net profits" and only to the extent that such payments will not impair the Bank's capital stock and surplus account. If, prior to declaration of a dividend, the Bank's capital stock and surplus accounts do not equal at least 10% of its deposit liabilities, then prior to the payment of the dividend, the Bank must transfer from net profits to its surplus account the amount required to make its surplus account equal to either (i) together with capital stock, 10% of deposit liabilities, or (ii) subject to certain adjustments, 100% of capital stock.

19.   SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


Year Ended December 31, 1997                          First        Second        Third         Fourth
                                                     Quarter       Quarter      Quarter        Quarter
Interest income                                    $15,031,602   $16,991,919   $19,117,584   $21,894,824
Interest expense                                     8,575,466    10,402,357    13,020,232    14,865,176
Noninterest income                                  18,891,471    19,632,073    21,059,964    23,054,793
Operating expenses                                  20,252,299    20,976,977    21,752,152    24,380,963
Income before income taxes and
Minority Interest                                    5,095,308     5,244,658     5,405,164     5,703,478
Income taxes                                         1,827,581     1,759,506     1,876,470     1,917,895
Minority Interest                                      258,498       392,835       395,143       390,800
Net income                                           3,009,229     3,092,317     3,133,551     3,394,783
Basic earnings per share                                  0.45          0.47          0.47          0.51
Diluted earnings per share                                0.44          0.46          0.46          0.49


20.  FINANCIAL STATEMENTS OF INVESTORS FINANCIAL SECURITIES CORP. (PARENT ONLY)

     The following represents the separate condensed financial statements of IFSC as of December 31, 1996 and 1997, and for the two-month period ended December 31, 1995 and the years ended December 31, 1996 and 1997.


                                               Two Months
                                                  Ended         Year Ended       Year Ended
                                               December 31,    December 31,    December 31,
                                                   1995            1996            1997
                                               ------------    ------------    ------------
Statements of Income

Equity in undistributed income of bank
     subsidiary                                $    899,794    $  7,601,082    $ 11,026,680
Equity in undistributed income of non-
     bank subsidiaries                              (68,154)       (107,801)      1,078,094
     Dividend income from bank subsidiary              --           478,546       2,142,391
Dividend income from non-bank
     subsidiaries                                      --              --            69,528
     Interest expense on subordinated debt             --              --        (2,315,271)
     Income tax benefit                                --              --           908,284
     Operating expenses                                --          (305,666)       (279,826)
                                               ------------    ------------    ------------
       Net income                              $    831,640    $  7,666,161    $ 12,629,880
                                               ------------    ------------    ------------
                                               ------------    ------------    ------------


Balance Sheets


                                                   December 31,    December 31,
                                                       1996            1997
    Assets:

    Cash                                         $        --      $   1,154,645
    Investments in bank subsidiary                  61,367,783       97,507,587
    Investments in non-bank subsidiaries              (192,409)       1,545,241
    Receivable due from bank subsidiary                493,089        1,455,953
    Income tax receivable                                 --              1,584
    Other assets                                         3,438            5,168
                                                 -------------    -------------
    Total Assets                                 $  61,671,901    $ 101,670,178
                                                 -------------    -------------
                                                 -------------    -------------
    Liabilities and Stockholders' Equity
    Accrued expenses                             $        --      $      23,426
    Other liabilities                                    5,000          159,576
    Subordinated debt                                     --         25,774,000
                                                 -------------    -------------
       Total Liabilities                                 5,000       25,957,002
                                                 -------------    -------------
    Stockholders' Equity
       Common stock                                     66,383           66,643
       Surplus                                      54,823,108       55,903,286
       Deferred compensation                        (1,687,675)      (1,248,775)
       Retained earnings                             7,815,786       19,525,129
       Net unrealized gains on available for
             sale securities                           649,299        1,466,893
                                                 -------------    -------------
       Total Stockholders' Equity                   61,666,901       75,713,176
                                                 -------------    -------------
    Total Liabilities and Stockholders' Equity   $  61,671,901    $ 101,670,178
                                                 -------------    -------------
                                                 -------------    -------------


20. FINANCIAL STATEMENTS OF INVESTORS FINANCIAL SECURITIES CORP. (PARENT ONLY) (CONTINUED)


                                                             Two Months
                                                               Ended         Year Ended      Year Ended
                                                             December 31,    December 31,    December 31,
                                                                 1995            1996            1997
                                                             ------------    ------------    ------------
Statements of Cash Flows

Cash flows from operating activities:

          Net income                                         $    831,640    $  7,666,161    $ 12,629,880
                                                             ------------    ------------    ------------
       Adjustments to reconcile net
         income to net cash provided by operating
         activities:
          Amortization of deferred compensation                    76,713         430,112         438,900
          Change in assets and liabilities:
              Receivable due from bank subsidiary                    --          (416,376)       (962,864)
              Income tax receivable                                  --              --            (1,584)
              Accrued expenses                                       --              --            23,426
              Other assets                                           --            (3,438)         (1,731)
              Other liabilities                                      --             5,000         154,576
         Equity in undistributed earnings of
               bank subsidiary                                   (976,507)     (7,601,082)    (11,055,155)
         Equity in undistributed earnings of non-bank
              subsidiary                                           68,154         107,801      (1,049,619)
                                                             ------------    ------------    ------------
       Total adjustments                                         (831,640)     (7,477,983)    (12,454,051)
                                                             ------------    ------------    ------------
       Net cash provided by operating activities                     --           188,178         175,829
                                                             ------------    ------------    ------------
       Cash flows from investing activities:
         Payments for investments in and
               advances to subsidiary                         (34,120,938)        (35,193)    (25,000,000)
                                                             ------------    ------------    ------------
       Net cash used by investing activities                  (34,120,938)        (35,193)    (25,000,000)
                                                             ------------    ------------    ------------
       Cash flows from financing activities:
          Proceeds from common stock                           37,950,000            --              --
          Costs of stock issuance                              (3,829,062)         35,193         720,438
          Proceeds from issuance of
               subordinated debt, net of issuance costs              --              --        25,774,000
          Proceeds from exercise of stock options                    --             5,148            --
          Dividends paid                                                         (193,326)       (515,622)
                                                             ------------    ------------    ------------
          Net cash provided (used) by financing
            activities                                         34,120,938        (152,985)     25,978,816
                                                             ------------    ------------    ------------
       Net increase in cash and due from banks                       --              --         1,154,645

       Cash and Due from Banks, beginning of period                  --              --              --
                                                             ------------    ------------    ------------
       Cash and Due from Banks, end of period                $       --      $       --      $  1,154,645
                                                             ------------    ------------    ------------
                                                             ------------    ------------    ------------


                                  EXHIBIT INDEX

Exhibit
No.                              Description

 2.1* Purchase and Sale Agreement dated as of July 17, 1998 by and between Investors Bank & Trust Company and BankBoston, N.A.

23.1    Consent of Deloitte & Touche LLP


        * Confidential treatment requested as to certain portions of the document, which portions have been omitted and filed separately with the Securities and Exchange Commission.